Exhibit 10.1
Execution Version
TERM LOAN AGREEMENT

dated as of March 2, 2025
by and among
SUNNOVA SOLSTICE BORROWER, LLC
as Borrower

THE LENDERS PARTY HERETO
as Lenders
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Agent

TABLE OF CONTENTS
-i-

TABLE OF CONTENTS
(Continued)

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SCHEDULES AND EXHIBITS TO THE AGREEMENT
SCHEDULE I    Lenders & Commitments
SCHEDULE II    Addresses for Notices
SCHEDULE III    Project Company Documents and Information
SCHEDULE IV    Sunnova ABS Transaction Documents and Information
SCHEDULE V    Disqualified Assignee
EXHIBIT A    Form of Promissory Note
EXHIBIT B    Form of Payment Date Certificate
EXHIBIT C    Form of Closing Certificate
EXHIBIT D    Form of Quarterly Report
EXHIBIT E    Form of Sunnova ABS Indenture Trustee Direction Letter
EXHIBIT F-1    Form of Pledgor Pledge Agreement
EXHIBIT F-2     Form of Pledge, Security and Guarantee Agreement (Holdco I)
EXHIBIT F-3    Form of Pledge, Security and Guarantee Agreement (Holdco II)
EXHIBIT F-4    Form of Negative Pledge Agreement
EXHIBIT G    Form of Assignment and Acceptance

-iii-

TERM LOAN AGREEMENT
This TERM LOAN AGREEMENT, dated as of March 2, 2025 (the “Agreement”), by and among SUNNOVA SOLSTICE BORROWER, LLC, a Delaware limited liability company (the “Borrower”), the financial institutions as Lenders from time to time party hereto (each individually a “Lender” and, collectively, the “Lenders”), and WILMINGTON TRUST, NATIONAL ASSOCIATION a national banking association, as agent (in such capacity, and together with its successors and permitted assigns, the “Agent”) on behalf of the Lenders.
RECITALS
WHEREAS, Sunnova Solstice Pledgor, LLC, a Delaware limited liability company (“Pledgor”), owns all of the Equity Interests in the Borrower;
WHEREAS, the Borrower owns all of the Equity Interests in Sunnova Solstice Holdings, LLC, a Delaware limited liability company (“Sunnova Class A Member”);
WHEREAS, Sunnova Class A Member owns all of the Class A membership interests (the “Class A Membership Interests”) in Sunnova Solstice ABS HoldCo, LLC, a Delaware limited liability company (“Sunnova ABS HoldCo I”);
WHEREAS, Sunnova Class A Member owns all of the Equity Interests in Sunnova Solstice ABS HoldCo II, LLC, a Delaware limited liability company (“Sunnova ABS HoldCo II” and, together with Sunnova ABS HoldCo I, the “Sunnova ABS HoldCo Entities”);
WHEREAS, Sunnova Solstice RR HoldCo, LLC, a Delaware limited liability company (the “Risk Retention Holder”), owns all of the Class B membership interests (the “Class B Membership Interests”) in Sunnova ABS HoldCo I;
WHEREAS, (i) Sunnova ABS HoldCo I owns all of the Equity Interests in each Person identified as a “Sunnova ABS TopCo I Entity” on Schedule IV hereto (collectively, the “Sunnova ABS TopCo I Entities”), (ii) each Sunnova ABS TopCo I Entity owns directly or indirectly 100% of the Equity Interests in the Persons specified on Schedule IV hereto as a “Sunnova ABS TopCo I Subsidiary” (collectively, the “Sunnova ABS TopCo I Subsidiaries”), (iii) each Sunnova ABS TopCo I Entity is entitled to receive 100% of residual cash flows from its indirect ownership of 100% the Equity Interests of each Person identified as a “Sunnova ABS Issuer I Entity” on Schedule IV hereto (collectively, the “Sunnova ABS Issuer I Entities” and together with the Sunnova ABS TopCo I Entities and the Sunnova ABS TopCo I Subsidiaries, collectively, the “Sunnova ABS I Entities”) and (iv) each Sunnova ABS Issuer I Entity is the issuer in respect of the corresponding asset-based securitization transaction listed on Schedule IV hereto (each, as amended, amended and restated, supplemented or otherwise modified from time to time and, collectively, the “Sunnova ABS I Transactions”);
WHEREAS, (i) Sunnova ABS HoldCo II owns all of the Equity Interests in each Person identified as a “Sunnova ABS TopCo II Entity” on Schedule IV hereto (collectively, the “Sunnova ABS TopCo II Entities” and, together with the Sunnova ABS TopCo I Entities, the

“Sunnova ABS TopCo Entities”), (ii) each Sunnova ABS TopCo II Entity owns directly or indirectly 100% of the Equity Interests in the Persons specified on Schedule IV hereto as a “Sunnova ABS TopCo II Subsidiary” (collectively, the “Sunnova ABS TopCo II Subsidiaries” and, together with the Sunnova ABS TopCo I Subsidiaries, the “Sunnova ABS TopCo Subsidiaries”), (iii) each Sunnova ABS TopCo II Entity is entitled to receive 100% of residual cash flows from its indirect ownership of 100% the Equity Interests of each Person identified as a “Sunnova ABS Issuer II Entity” on Schedule IV hereto (collectively, the “Sunnova ABS Issuer II Entities” and, together with the Sunnova ABS Issuer I Entities, the “Sunnova ABS Issuer Entities”; the Sunnova ABS Issuer II Entities, together with the Sunnova ABS TopCo II Entities and the Sunnova ABS TopCo II Subsidiaries, collectively, the “Sunnova ABS II Entities” and together with the Sunnova ABS I Entities, collectively, the “Sunnova ABS Entities”) and (iv) each Sunnova ABS Issuer II Entity is the issuer in respect of the corresponding asset-based securitization transaction listed on Schedule IV hereto (each, as amended, amended and restated, supplemented or otherwise modified from time to time and, collectively, the “Sunnova ABS II Transactions” and, together with the Sunnova ABS I Transactions, the “Sunnova ABS Transactions”);
WHEREAS, the Project Companies that are part of certain Sunnova ABS Transactions own a number of residential electricity generating photovoltaic projects, which include photovoltaic panels, racks, wiring and other electrical devices, conduit, weatherproof housings, hardware, one or more inverters, a remote monitoring system, a communication system, connectors, meters, disconnects, over current devices and, if applicable, energy storage devices (each a “Project” and, collectively, the “Projects”)
WHEREAS, the Borrower has requested that the Lender extend credit to it, in the form of a term loan to be made on the Funding Date (as defined herein);
WHEREAS, the proceeds of such loan shall be used by the Borrower to purchase from the Pledgor its residual interest in the Sunnova ABS Transactions;
WHEREAS, to secure the obligations of the Borrower to repay such loan, (i) the Pledgor is prepared to pledge 100% of its Equity Interest in the Borrower pursuant to the Pledgor Pledge Agreement (as defined herein), (ii) the Borrower is prepared to pledge all of its assets pursuant to the Pledge, Security and Guarantee and Agreement II (as defined herein), (iii) the Sunnova Class A Member is prepared to pledge all of its assets pursuant to the Pledge, Security and Guarantee and Agreement II (as defined herein), (iv) Sunnova ABS HoldCo II, each Sunnova ABS TopCo II Entity and each Sunnova ABS TopCo II Subsidiary (other than a Sunnova ABS II Depositor (as defined herein) and a Sunnova ABS Issuer II Entity) is prepared pledge all of its assets pursuant to the Pledge, Security and Guarantee and Agreement II (as defined herein), (v) Sunnova ABS HoldCo I, each Sunnova ABS TopCo I Entity and each Sunnova ABS TopCo I Subsidiary (other than a Sunnova ABS I Depositor (as defined herein) and a Sunnova ABS Issuer I Entity) is prepared pledge specified assets pursuant to the Pledge, Security and Guarantee and Agreement I (as defined herein) and (vi) such other collateral as described herein (excluding, in each case, if any such pledge would be prohibited under EU Risk Retention Rules or would otherwise impair any distributions required to be paid to the Risk Retention Holder); and

WHEREAS, the Lenders are prepared to make such loan upon the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Agent and the Lenders hereby agree as follows:
Article I

DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01Certain Defined Terms. As used herein, the following terms shall have the following meanings:
“Additional Sunnova Entity” means any Sunnova ABS Issuer Entity, Project Company or Sunnova ABS Depositor that after the date of this Agreement is no longer subject to a Sunnova ABS Transaction and so long as the Organic Documents of such entity does not expressly prohibit such entity from being a pledgor or guarantor hereunder; provided that if such Organic Documents only prohibit such entity from being a pledgor or guarantor hereunder (but not both), then such entity shall become a pledgor or guarantor hereunder, as applicable.
“Additional Sunnova Entity Pledge, Security and Guarantee Agreement” means any pledge, security and guarantee agreement entered into by and between an Additional Sunnova Entity and the Agent in form and substance satisfactory to the Agent (acting reasonably), as amended, amended and restated, supplemented or otherwise modified from time to time.
“Administrative Questionnaire” means an Administrative Questionnaire in the form as may be supplied from time to time by the Agent.
“Advance” has the meaning set forth in Section 2.01.
“Affiliate” means, with respect to any Person, any other Person that either directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. The terms “control” and “controlled” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether by contract, ownership of Equity Interests, power to elect directors or otherwise). In no event shall the Agent be considered an Affiliate of another Person solely because any Loan Document contemplates that it shall act at the instruction of any such Person or such Person’s Affiliate.
“Agent” has the meaning ascribed to it in the preamble hereto, and includes any successor agents pursuant to Section 12.07.
“Agent Account” means the account established in the name of the Agent with the account number 175977-000.

“Agent Fee Letter” means that certain Fee Letter, dated as of the Funding Date, by and between the Borrower and the Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Agent’s Office” means the Agent’s address and, as appropriate, account as set forth on Schedule II, or such other address or account as the Agent may from time to time notify to the Borrower and the Lenders.
“Agreement” has the meaning assigned thereto in the introduction to this Agreement.
“Announcing Party” has the meaning set forth in Section 11.10.
“Anti-Corruption Laws” has the meaning set forth in Section 6.17(c).
“Anti-Money Laundering Laws” has the meaning set forth in Section 6.17(b).
“Assignment and Acceptance” means an assignment and acceptance agreement entered into by a Lender and an Eligible Assignee substantially in the form attached hereto as Exhibit G .
“Available Cash” means an amount equal to (a) the sum of all cash in the Agent Account (in each case, other than Net Refinancing Proceeds and Excluded Cash identified in a Payment Date Certificate) paid from any account maintained for a Sunnova ABS Transaction (b) less an amount, not to exceed $42,500 on any Payment Date or $500,000 in any calendar year, for the reasonable and documented out-of-pocket administrative and operating expenses of the Borrower Entities.
“Blocked Person” has the meaning set forth in Section 6.17(a).
“Borrower” has the meaning assigned thereto in the introduction to this Agreement.
“Borrower Entities” means, collectively, the Pledgor, the Borrower, Sunnova Class A Member, Sunnova ABS HoldCo I, Sunnova ABS HoldCo II, each Sunnova ABS TopCo I Entity, each Sunnova ABS TopCo I Subsidiary (other than a Sunnova ABS Issuer I Entity), each Sunnova ABS TopCo II Entity, each Sunnova ABS TopCo II Subsidiary (other than a Sunnova ABS Issuer II Entity) and each Additional Sunnova Entity.
“Borrowing” has the meaning set forth in Section 2.01.
“Business Day” means any day except a Saturday, Sunday, a federal holiday or other day on which commercial banks in the State of New York, the State of Delaware or, with respect to any action affecting a specific Sunnova ABS Transaction, the city in which the applicable Sunnova ABS Indenture Trustee is located, are authorized or obligated by law to close.
“Change of Control” means the occurrence of any of the following: (a) SEI shall cease to directly or indirectly own 100% of the Equity Interests of the Sponsor, (b) the Sponsor shall cease to directly or indirectly own 100% of the Equity Interests of the Pledgor, (c) the Pledgor shall cease to directly own 100% of the Equity Interests of the Borrower, (d) the Borrower shall cease to directly own 100% of the Equity Interests of the Sunnova Class A Member, (e) the

Sunnova Class A Member shall cease to directly own and control 100% of the Class A Membership Interests of Sunnova ABS HoldCo I or 100% of the Equity Interests of Sunnova ABS HoldCo II or (f) Sponsor shall cease to directly or indirectly own 100% of the Class B Membership Interests in the Risk Retention Holder.
“CISADA” has the meaning set forth in Section 6.17(a).
“Class A Membership Interests” has the meaning set forth in the Recitals.
“Class B Membership Interests” has the meaning set forth in the Recitals.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning given to such term or analogous term in the applicable Collateral Document and, where such term is used without reference to any particular item, collectively or any one of the foregoing, as the context requires.
“Collateral Documents” means, collectively, the Pledgor Pledge Agreement, the Pledge, Security and Guarantee Agreement I, the Pledge, Security and Guarantee Agreement II, the Depositor Negative Pledge Agreement, each Additional Sunnova Entity Pledge, Security and Guarantee Agreement, and any other document where a Borrower Entity pledges Collateral in favor of the Agent for the benefit of the Lender Parties.
“Commitment” has the meaning set forth in Section 2.01.
“Competitor” means a Person (other than a Lender Party or an Affiliate thereof as of the Funding Date) that is in the business of developing, owning, installing, constructing or operating solar equipment and providing solar electricity from such solar equipment to residential customers located in jurisdictions where the Sponsor or any Subsidiary are then doing business, primarily through power purchase agreements, customer service or lease agreements or capital loan products or any Affiliate of such a Person, but shall not include any back-up servicer, any transition manager or any Person engaged in the business of making passive ownership or tax equity investments in such solar equipment and associated businesses so long as such Person has in place procedures to prevent the distribution of confidential information that is prohibited under this Agreement.
“Control Agreement” means, with respect to each Project Company, the agreement listed as a “Control Agreement” on Schedule III and any replacement of any such agreement entered into in accordance with the terms and conditions of the Project Company Documents, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Debt Termination Date” means the date on which (a) the Commitments have expired or been terminated, (b) the principal of and interest on each Loan and all fees payable hereunder shall have been paid indefeasibly paid in cash in full and (c) all other Obligations (other than any inchoate indemnification or expense reimbursement Obligations that expressly survive termination of the Agreement) shall have indefeasibly paid in cash in full.

“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Default Rate” means an interest rate equal to the Standard Rate plus 2.00% per annum.
“Depositor Negative Pledge Agreement” means that certain Negative Pledge Agreement, dated as of the Funding Date, among each Sunnova ABS Depositor and the Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Disqualified Assignee” means any Person (a) included on the list of Persons identified on Schedule V and (b) that is an Affiliate of the Persons identified in the immediately preceding clause (a) that are identified by the Sponsor or the Borrower in writing to the Agent from time to time or where such Affiliate’s relationship is readily identifiable on the basis of its name; provided that Disqualified Assignees shall not include any Affiliate of such Person that is primarily engaged in, or advises funds or other investment vehicles that are primarily engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business and with respect to which the applicable Person does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such Affiliate.
“Disqualified Person” means, to the extent such a Person’s ownership of an equity interest in the Borrower would cause a recapture or other disallowance under Section 50 of the Code of tax credits claimed by or transferred by a subsidiary of the Borrower (including any “tax equity partnership” in which the Borrower owns an interest) or an adverse change to the depreciation claimed by any such subsidiary of the Borrower, (i) a Person that is or becomes a Tax-Exempt Entity, a Tax-Exempt Controlled Entity, an Impermissible Puerto Rico ITC Stakeholder, or a Foreign Lender, or (ii) a Person that is for U.S. federal income tax purposes either an entity disregarded as separate from its owner or a partnership, in each case a direct or indirect owner of a beneficial interest in which is or becomes a Person described in clause (i) above, unless such Person holds such interest through a Taxable C Corporation. For the avoidance of doubt, any Person whose direct or indirect ownership of Equity Interests would cause any asset of the Company or any asset of any subsidiary of the Company to be treated (wholly or partly) as “tax- exempt use property” under Section 168(h) of the Code or “property which is used predominantly outside the United States” under Section 50(b)(1)(A) of the Code shall be a Disqualified Person.
“Dollars” and “$” means lawful currency of the United States of America.
“Early Amortization Period” means, with respect to any Sunnova ABS Transaction, an “Early Amortization Period” under and as defined in the applicable Sunnova ABS Indenture for such Sunnova ABS Transaction.
“Eligible Assignee” means (i) a Lender, (ii) an Affiliate of a Lender, (iii) an entity that is engaged in making, purchasing, holding or investing in bank or commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by a Lender or an Affiliate of a Lender, or (iv) any other Person (other than a natural person) that in each case is not a Disqualified Person and, in the case of clause (iv), if no Event of Default has occurred and is continuing at the time of such assignment, has a Net Worth of (or is managed by an entity that has a Net Worth of) at least $250,000,000; provided, that, (x) in no event shall a Competitor or an Disqualified Assignee be an “Eligible Assignee” and (y) the restriction on a Disqualified Person being an “Eligible Assignee” shall only apply if no Permitted Corporation Election was made with respect to either the Borrower or the Sunnova Class A Member.
“Employee Benefit Plan” means any employee benefit plan, within the meaning of section 3(3) of ERISA (a) maintained by Borrower or any ERISA Affiliate, or to which any of them contributed, contributes, or is obligated to contribute for its employees or former employees, and (b) covered by Title IV of ERISA or to which Section 412 of the Code applies.
“Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended or as may be amended from time to time.
“ERISA Affiliate” means any Person (whether or not incorporated) which is under common control with a Borrower Entity within the meaning of Section 4001(a) of ERISA or that is treated as a single employer together with the Borrower under Section 414 of the Code.
“EU Risk Retention Rules” means with respect to any EU risk retention compliant obligation, the retention requirements under Articles 6 to 8 of the Securitization Regulation (EU) 2017/2402, in each case solely to the extent the terms of a Sunnova ABS Transaction require compliance by the Sponsor with such rules.
“Event of Default” has the meaning assigned to such term in Section 9.01.
“Excluded Cash” means, collectively, (i) the proceeds of the Loan advanced on the Funding Date or (ii) payments to a “Servicer” or a “Manager” as required under, and consistent with the requirements and provisions of, the applicable Servicing Document.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.06, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.06(g) and (d) any withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Fitch” means Fitch Ratings, Inc. or any successor thereof.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Funding Date” means the date on which the Loan is advanced in accordance with the terms of this Agreement.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Authority” means the government of the United States of America or any other nation or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity thereof exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Impermissible Puerto Rico ITC Stakeholder” means any Person that is not (x) a “domestic corporation” or “a United States citizen (other than a citizen entitled to the benefits of section 931 or 933)” within the meaning of Section 168(g)(4)(G) of the Code, or (y) classified for U.S. federal income tax purposes as a disregarded entity, domestic partnership, or other permissible domestic flow-through entity under Section 168(g)(4)(G), in which each of its direct or indirect (through other Persons described in this clause (y)) beneficial owners is a person described in clause (x).
“Indebtedness” means in relation to any Person, indebtedness (whether present or future, actual or contingent) in respect of moneys borrowed or raised by such Person, the advance or extension of credit to such Person (including interest and other charges on or in respect of any of the foregoing), the amount of any liability in respect of leases capitalized under GAAP, any liability under interest rate and/or currency swap arrangements (including cap or collar agreements, interest rate and/or currency future or option contracts, or other similar agreements) or any guarantee, indemnity or other assurance against financial loss given by such Person in respect of any of the foregoing, and any other liability having the benefit of a mortgage.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning set forth in Section 11.03(b).
“Information” has the meaning set forth in Section 6.15(a).
“Investment” in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Indebtedness or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation (or similar transaction) and any arrangement pursuant to which the investor incurs Indebtedness in respect of such Person.
“IRS” means the Internal Revenue Service of the United States of America.
“Knowledge” or words of similar import mean with respect to any Borrower Entity, the actual knowledge of the persons from time to time holding the following offices or positions of such Borrower Entity: Chief Executive Officer; Chief Financial Officer; General Counsel or other senior executive officer whose responsibilities have a material role in the management of the Sunnova ABS Transactions, after making such degree of inquiry with respect to the applicable matter as would be reasonable and appropriate for such office or position. “Known” shall have the correlative meaning.
“Law” means any common law and any constitution, decree, judgment, legislation, order, ordinance, regulation, statute, treaty or other legislative measure, in each case, of any jurisdiction whatsoever, and including, for the avoidance of doubt, consumer finance laws.
“Lender Fee Letter” means, if requested, that certain Fee Letter, dated as of the Funding Date, by and between the Borrower and the Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Lender Parties” means the Agent and each Lender.
“Lender(s)” has the meaning set forth in the introduction to this Agreement and shall include any Person that has become a party hereto pursuant to an Assignment and Acceptance.
“Letter Agreement” means that certain letter agreement entered into by and between, inter alios, the Borrower and the Lenders with respect to certain agreements in form and substance satisfactory to the Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, any leasehold or other possessory interest or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor.
"Limited Guaranty" means that certain limited guaranty from the Sponsor dated on or about the Funding Date in form and substance satisfactory to the Lenders.
“Loan” has the meaning set forth in Section 2.01.
“Loan Documents” means, collectively, this Agreement, any Promissory Note, each Collateral Document, the Agent Fee Letter, the Lender Fee Letter, the Letter Agreement and each other agreement, certificate, document or instrument delivered by a Borrower Entity pursuant to any Loan Document or which the applicable Borrower Entities and the applicable Lender Parties agree to designate as a “Loan Document”.
“Material Adverse Effect” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, has a material adverse effect on (a) the business, operations, properties, prospects or condition (financial or otherwise) of the Borrower Entities, taken as a whole, (b) the value of the Collateral (directly or indirectly, taken as a whole) (c) the Borrower’s ability to pay any amounts due, or to otherwise perform any of its obligations, under this Agreement or any of the other Loan Documents to which it is a party, (d) the ability of any Sunnova ABS Issuer Entity to perform its obligations under the Sunnova ABS Transaction Documents to which it is a party, (e) the ability of any Project Company to perform its material obligations under any Project Company Document to which it is a party or (f) the legality, validity, binding effect or enforceability against the Borrower Entities of this Agreement or any of the other Loan Documents to which it is a party or the rights or remedies of any Lender Parties hereunder or thereunder.
“Material Adverse Effect on the ABS” means the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, has a material adverse effect on (a) the business, operations, properties, prospects or condition (financial or otherwise) of the applicable Sunnova ABS Issuer Entity or Project Company, as applicable, (b) the value of the “Collateral” under the applicable Sunnova ABS Transaction Document or Project Company Document, (c) the ability of the applicable Sunnova ABS Issuer Entity or Project Company, as applicable, to pay any amounts due, or to otherwise perform any of its obligations, under the Sunnova ABS Transaction Documents or Project Company Documents to which it is a party, (f) the legality, validity, binding effect or enforceability against the applicable Sunnova ABS Issuer Entity or Project Company of the Sunnova ABS Transaction Documents or Project Company Documents to which it is a party or the rights or remedies of any noteholders thereunder.
“Maturity Date” means the earlier of (a) the third (3rd) anniversary of the Funding Date, unless such date is not a Business Day, in which case such date shall be the immediately following Business Day and (b) unless rescinded, the date of the acceleration of the Loans pursuant to Section 9.02.
“Model” means those projections of operating results for the Borrower and the other Borrower Entities over a period commencing on the Funding Date and ending on the Maturity Date, (a) showing at a minimum the Borrower’s reasonable good faith estimates, as of the Funding Date, of the revenues of the Borrower Entities, operating expenses and scheduled debt service, and (b) which projections are contained in the file entitled “2025.01.31 SNVA_ABS_Cashflow_Forecast_2024.1.31_vPOST.xlbs” in the folder entitled “Model” delivered by the Sponsor to Lenders via email on the date hereof, and as further updated from time to time pursuant to Section 7.01(d).
“MOIC Amount” means, with respect to any repayment or prepayment of the Loans under Section 3.02, an amount equal to the excess (if any) of (a) the MOIC Base Amount over (b) the sum of (i) the principal amount of the Loans being repaid or prepaid, (ii) the aggregate principal amount of the Loans repaid or prepaid plus any MOIC Amount previously paid prior to the date of such repayment or prepayment, (iii) all interest paid as of the date of such repayment or prepayment (including any interest amounts to be paid in connection with such repayment or prepayment) and (iv) the fee paid in cash or original issue discount on the Funding Date pursuant to the Lender Fee Letter or hereunder, to the extent actually received by the Lender, and not voided, excluded or disallowed, on or prior to or as of the Repayment Date or the Prepayment Date.
“MOIC Base Amount” shall mean an amount equal to the product of 1.30x multiplied by the aggregate principal amount of the Loans (excluding any accrued and unpaid interest that has been added to principal pursuant to Section 3.01).
“Moody’s” means Moody’s Investors Service, Inc. or any successor thereof.
“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.
“Net Refinancing Proceeds” means the proceeds received by or on behalf of the applicable Sunnova ABS Issuer Entity under a Sunnova ABS Transaction from any Person in connection with a Permitted Issuer Refinancing, less (a) reasonable transaction costs, fees and related expenses associated with the Permitted Issuer Refinancing and pre-approved by the Lender, (b) amounts used to fund any applicable reserves required to be funded under Permitted Issuer Refinancing and (c) the amount required to prepay any Indebtedness of the applicable Sunnova ABS Issuer Entity outstanding at the time of such Permitted Issuer Refinancing (so long as such Indebtedness is permitted to have been incurred hereunder).
“Net Worth” means, in respect of a particular Person at any date of determination, (i) the owners’ equity of that Person on a consolidated basis less amounts shown on that Person’s consolidated balance sheet in respect of goodwill and other intangible assets, or (ii) the assets under management of such person.

“New York Courts” has the meaning set forth in Section 11.16(b).
“Non-Collateral Cash” has the meaning set forth in Section 3.01.
“Obligations” means all sums owing by the Borrower to the Lender Parties, whether for principal, interest, fees, expenses or otherwise, under this Agreement, any Promissory Note and the other Loan Documents, and the due and punctual performance by the Borrower of its obligations under this Agreement and the other Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any bankruptcy or similar proceeding and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several.
“OFAC” has the meaning set forth in Section 6.17(a).
“OFAC Listed Person” has the meaning set forth in Section 6.17(a).
“OID Amount” means an original issue discount in an amount equal to $10,000,000.
“Organic Document” means a Person’s certificate of incorporation, by-laws, certificate of partnership, limited liability partnership agreement, certificate of formation, limited liability company agreement and/or operating agreement, as applicable, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.
“Participant Register” has the meaning set forth in Section 11.05(e).
“PATRIOT Act” has the meaning set forth in Section 11.14.
“Payment Date” means the fifth (5th) day of each February, May, August and November (commencing with May 5, 2025), unless any such date is not a Business Day, in which case the Payment Date shall be the immediately following Business Day.
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Corporation Decision Period” means the period beginning on the date of this Agreement and ending sixty (60) days later.
“Permitted Corporation Consolidated Election” means a Permitted Corporation Election that results in the Borrower or the Sunnova Class A Member, as applicable, becoming a member of the affiliated group (as defined in Section 1504(a) of the Code) that includes the Sponsor.
“Permitted Corporation Deconsolidated Election” means a Permitted Corporation Election that results in the Borrower or the Sunnova Class A Member, as applicable, becoming a corporation for U.S. federal income tax purposes that is not a member of the affiliated group (as defined in Section 1504(a) of the Code) that includes the Sponsor.
“Permitted Corporation Election” means an election on IRS Form 8832 to treat the Borrower, the Sunnova Class A Member, or the Sunnova Deconsolidation Company as an association taxable as a corporation for U.S. federal income tax purposes.
“Permitted Investments” means:
(i)in respect of the Borrower, (x) its interests in the Transaction Documents to which it is a party and (y) its ownership of 100% of the Equity Interests in Sunnova Class A Member,
(ii) in respect of Sunnova Class A Member, (w) its interests in the Transaction Documents to which it is a party, (x) its ownership of the Class A Membership Interests in Sunnova ABS HoldCo I and (y) its ownership of 100% of the Equity Interests in Sunnova ABS HoldCo II;
(iii)in respect of each Sunnova ABS HoldCo Entity, (w) its interests in the Transaction Documents to which it is a party, (x) its interest in the Sunnova ABS Transaction Documents to which it is a party and (y) its ownership interests in 100% of the Equity Interests each applicable Sunnova ABS TopCo Entity;
(iv)in respect of each Sunnova ABS TopCo Subsidiary, (w) its interests in the Transaction Documents to which it is a party, (x) its interest in the Sunnova ABS Transaction Documents to which it is a party and (y) its ownership interests in 100% of the Equity Interests in any other Sunnova ABS TopCo Subsidiary that is a direct Subsidiary and indirect ownership interests in any other Sunnova ABS TopCo Subsidiary;
(v)in respect of each Sunnova ABS Issuer Entity, (x) its interests in the Sunnova ABS Transaction Documents to which it is a party, (y) ownership of the Equity Interests of any direct or indirect Subsidiary of a Project Company that comprises its Sunnova ABS Transaction and (z) Permitted Other Investments;
(vi)in respect of any other Subsidiary, any other Subsidiary that has executed a Collateral Document granting a security interest in favor of the Agent over all or a portion of its assets or Equity Interests in another Subsidiary, in form and substance satisfactory to the Agent;
(vii)in respect of each Project Company, Project Company Class A Membership Interests and each Project Company Document to which it is a party;

(viii) in respect of each Project Company Managing Member, (w) its interests in the Project Company Documents to which it is a party, (x) ownership of the Equity Interests in its Project Company, (y) Permitted Other Investments and (z) Project Company Class A Membership Interests; and
(ix) in respect of each Project Company, the assets permitted to be owned by such Project Company pursuant to the applicable Project Company Documents.
“Permitted Issuer Refinancing” means any Indebtedness issued by the applicable Sunnova ABS Issuer Entity to refinance a Sunnova ABS Transaction where the Borrower Entities will continue to hold the residual interest in the refinanced transaction so long as such transaction has been approved in advance in writing by the Lender.
“Permitted Liens” means: in respect of the Borrower Entities (a) Liens created pursuant to, or contemplated by, the Loan Documents or the other Transaction Documents; (b) Liens for taxes, assessments, and governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which there are sufficient reserves in accordance with GAAP; (c) in respect of any Sunnova ABS Issuer Entity or any Project Company Managing Member, Liens (x) in existence as of the Funding Date or the date of any Permitted Issuer Refinancing that are permitted to exist pursuant to the Sunnova ABS Transaction Documents and the Project Company Documents or, any Refinancing Document, as applicable, or (y) arising after the Funding Date that are either (A) to the extent a “PV System” or “Energy Storage System” constitutes a fixture, any conflicting interest of an encumbrancer or owner of the real property that has or would have priority over the applicable UCC Fixture Filing (or, in Guam, its jurisdictional equivalent), as permitted to exist pursuant to the Sunnova ABS Transaction Documents, the Project Company Documents or, any Refinancing Document or (B) rights of “Host Customers” under the “Solar Service Agreements” permitted to exist pursuant to the Sunnova ABS Transaction Documents, the Project Company Documents or, any Refinancing Document and (f) Liens securing judgments or the payment of money not constituting a Default or securing appeal or other surety bonds related to such judgments.
“Permitted Other Investments” means any one or more of the following acquired at a purchase price of not greater than par, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the invested sums are required for payment of an Obligation and meeting one of the standards set forth below:
(i)direct obligations of and obligations fully guaranteed as to timely payment by the full faith and credit of the United States of America or any agency or instrumentality thereof;
(ii)demand deposits of, time deposits in, federal funds sold by, or certificates of deposit issued by, any depositary institutions or trust companies (including the Depositary in its commercial capacity) incorporated under the Laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short term deposits, if any, or long term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating of “P-1” from Moody’s, of “F-1” from Fitch or of “A-1” from S&P (and is not rated lower than such thresholds by either of Moody’s, Fitch or S&P, as applicable) in the case of certificates of deposit or short term deposits, or a rating of “A” from Moody’s, of “A” from Fitch or of “A” from S&P (and is not rated lower than such thresholds by either of Moody’s, Fitch or S&P, as applicable), in the case of long term unsecured debt obligations;
(iii)commercial paper (having original maturities of not more than 270 days) of any corporation, incorporated under the Laws of the United States of America or any state thereof, having, at the earlier of (x) the time of the investment and (y) the time of contractual commitment to invest therein, a rating of “P-1” from Moody’s, of “F-1” from Fitch or “A-1” from S&P (and is not rated lower than such thresholds by either of Moody’s, Fitch or S&P, as applicable);
(iv)demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Corporation;
(v)bankers’ acceptances which are U.S. dollar denominated issued by any depositary institution or trust company described in clause (ii) above; and
(vi)readily marketable investments in money market funds (including funds for which the Depositary or any of its Affiliates acts as an investment advisor or manager) (which money market funds may be 12b-1 funds, as contemplated under the rules promulgated by the SEC under the Investment Company Act) or in mutual funds having as their sole investments any of the investments described in the foregoing clauses which in either case are rated “AAA” by Moody’s, “AAA” by Fitch or “AAA” by S&P (and is not rated lower than such thresholds by either of Moody’s, Fitch or S&P, as applicable).
Notwithstanding anything in this definition to the contrary, (i) to the extent that the rating methodology or symbols of Moody’s, Fitch or S&P changes, an obligation or security for which the ratings set forth above have changed shall be deemed to satisfy the ratings requirements above if the changed rating of such obligation or security is in an equivalent rating category from Moody’s, Fitch or S&P, as the case may be and (ii) to the extent the Sunnova ABS Transaction Documents or the Project Company Documents control the funds in which such investments are to be made, investments that are “Permitted Investments” (or an analogous term) under such document shall be permitted for such funds.
“Person” means any individual, corporation, limited liability company, voluntary association, partnership, limited partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof) or any other legal entity, whether acting in an individual, fiduciary or other capacity.
“Plan” means an “employee benefit plan” within the meaning of section 3(3) of ERISA which is subject to Title I of ERISA; a plan, individual retirement account or other arrangement that is subject to section 4975 of the Code or provisions under any similar Laws; and an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement.
“Pledge, Security and Guarantee Agreement I” means that certain Pledge, Security and Guarantee Agreement, dated as of the Funding Date, among Sunnova ABS HoldCo I, each

Sunnova ABS Topco I Entity, each Sunnova ABS TopCo I Subsidiary (other than a Sunnova ABS I Depositor and a Sunnova ABS Issuer I Entity), each applicable Additional Sunnova Entity and the Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Pledge, Security and Guarantee Agreement II” means that certain Pledge, Security and Guarantee Agreement, dated as of the Funding Date, among the Borrower, the Sunnova Class A Member, Sunnova ABS HoldCo II, each Sunnova ABS Topco II Entity, each Sunnova ABS TopCo II Subsidiary (other than a Sunnova ABS II Depositor and a Sunnova ABS Issuer II Entity), each applicable Additional Sunnova Entity and the Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Pledgor” has the meaning set forth in the Recitals.
“Pledgor Pledge Agreement” means that certain Pledge Agreement, dated as of the Funding Date, by and between the Pledgor and the Agent, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Prepayment Date” has the meaning set forth in Section 3.02(a).
“Principal Amount” means, at any relevant date of determination, the then unpaid principal amount of all the Loans then outstanding, including all accrued and unpaid interest that has been added to principal pursuant to Section 3.01.
“Project” has the meaning set forth in the Recitals.
“Project Company” means each entity that is listed as a “Project Company” on Schedule III.
“Project Company Class A Membership Interests” means each interest entity that is listed opposite a Project Company on Schedule III.
“Project Company Documents” means each document relating to a Project Company listed on Schedule III and any replacements of the foregoing entered into in accordance with Section 8.03(b), as amended, amended and restated, supplemented or otherwise modified from time to time, in each case, in accordance with Section 8.03(b).
“Project Company LLC Agreement” means each limited liability company agreement or operating agreement listed as a “Project Company LLC Agreement” on Schedule III, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Project Company LLC Agreement Guaranty” means each guaranty listed as a “Project Company LLC Agreement Guaranty” on Schedule III.
“Project Company Managing Member” means each entity that is listed as a “Project Company Managing Member” on Schedule III.

“Promissory Note” means a promissory note provided for in Section 2.03, and any note or notes delivered in substitution or exchange therefor pursuant to this Agreement, in each case as the same shall be modified and supplemented and in effect from time to time.
“Recipient” means (a) the Agent or (b) any Lender, as applicable.
“Refinancing Document” means, with respect to any Permitted Issuer Refinancing, the Sunnova ABS Transaction Documents governing such Permitted Issuer Refinancing.
“Register” has the meaning set forth in Section 11.06.
“Related Parties” means, with respect to any Person, the partners, members, directors, officers, employees, agents, trustees, attorneys and advisors of such Person and the successors and assigns of each such Person.
“Repayment Date” has the meaning set forth in Section 3.02(b).
“Required Lenders” means, at any time, Lenders having Loans representing more than 50.0% of the aggregate Principal Amount of Loans outstanding at such time.
“Required Principal Repayment” means, in connection with any Permitted Issuer Refinancing, the lesser of (x) the Principal Amount as of the date of prepayment and (y) that portion of the Principal Amount as of the date of prepayment that, together with accrued but unpaid interest thereon to the applicable Repayment Date, is equal to the Net Refinancing Proceeds with respect to such Permitted Issuer Refinancing.
“Responsible Person” means, as to any Person, the chairman, the chief executive officer the general counsel or the chief financial officer of such Person, any other individual designated as a “Responsible Person” from time to time by such Person’s board of directors or, in the event any such officer is unavailable at any time he or she is required to take any action hereunder, any officer authorized to act on such officer’s behalf as demonstrated by a certificate of corporate resolution (or equivalent); provided that the Lenders are notified in writing of the identity of such Responsible Person; provided, further that, with respect to any Person that is managed by a sole member, managing member or general partner or other Person and does not have officers or other natural persons that would otherwise constitute a “Responsible Person,” any Responsible Person of the sole member, managing member or general partner of such Person shall be deemed to be a Responsible Person of such Person.
“Reviewing Party” has the meaning set forth in Section 11.10.
“Risk Retention Holder” has the meaning set forth in the Recitals.
“S&P” means Standard & Poor’s Financial Services, LLC, a wholly owned subsidiary of The McGraw-Hill Companies, Inc. or any successor thereof.
“SEC” means the Securities and Exchange Commission.

“SEI” means Sunnova Energy International Inc., a Delaware corporation.
“Sequential Interest Amortization Period” means, with respect to any Sunnova ABS Transaction, an “Sequential Interest Amortization Period” under and as defined in the applicable Sunnova ABS Indenture for such Sunnova ABS Transaction.
“Servicing Documents” means, with respect to each Sunnova ABS Transaction and each Project, the “Servicing Agreement”, “Management Agreement”, “Transition Agreement”, “Transaction Management Agreement”, “Back-Up Servicing Agreement” and “Back-Up Management Agreement” relating thereto, as amended, amended and restated, superseded, supplemented or otherwise modified from time to time , in each case, in accordance with Section 8.03(b).
“SIH” means Sunnova Intermediate Holdings, LLC, a Delaware limited liability company.
“Sponsor” means Sunnova Energy Corporation, a Delaware corporation.
“Standard Rate” means 15.00% per annum.
“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.
“Sunnova ABS Depositor” means individually or collectively, as the context may require, any or all Sunnova ABS I Depositors and any or all Sunnova ABS II Depositors.
“Sunnova ABS Event of Default” means, with respect to a Sunnova ABS Transaction, an “Event of Default” under and as defined in the applicable Sunnova ABS Indenture for such Sunnova ABS Transaction.
“Sunnova ABS HoldCo Entities” has the meaning set forth in the Recitals.
“Sunnova ABS HoldCo I” has the meaning set forth in the Recitals.
“Sunnova ABS HoldCo I LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Sunnova Solstice ABS HoldCo, LLC, dated as of the Funding Date, by and among the Sunnova Class A Member and the Risk Retention Holder, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Sunnova ABS HoldCo II” has the meaning set forth in the Recitals.

“Sunnova ABS HoldCo II LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of Sunnova Solstice ABS HoldCo II, LLC, dated as of the Funding Date, by the Sunnova Class A Member, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Sunnova ABS I Depositor” means, each Person identified as a “Depositor I” for a Sunnova ABS I Transaction on Schedule IV hereto.
“Sunnova ABS II Depositor” means, each Person identified as a “Depositor II” for a Sunnova ABS II Transaction on Schedule IV hereto.
“Sunnova ABS I Transactions” has the meaning set forth in the Recitals.
“Sunnova ABS II Transactions” has the meaning set forth in the Recitals.
“Sunnova ABS Indenture” means, with respect to an Sunnova ABS Transaction, the applicable indenture for such Sunnova ABS Transaction.
“Sunnova ABS Indenture Trustee” means, with respect to any Sunnova ABS Transaction, the Person identified as the “Indenture Trustee” on Schedule IV hereto for such Sunnova ABS Transaction.
“Sunnova ABS Issuer Entities” has the meaning set forth in the Recitals.
“Sunnova ABS Issuer I Entities” has the meaning set forth in the Recitals.
“Sunnova ABS Issuer II Entities” has the meaning set forth in the Recitals.
“Sunnova ABS TopCo Entities” has the meaning set forth in the Recitals.
“Sunnova ABS TopCo I Entities” has the meaning set forth in the Recitals.
“Sunnova ABS TopCo I Subsidiaries” has the meaning set forth in the Recitals.
“Sunnova ABS TopCo II Entities” has the meaning set forth in the Recitals.
“Sunnova ABS TopCo II Subsidiaries” has the meaning set forth in the Recitals.
“Sunnova ABS TopCo Subsidiaries” has the meaning set forth in the Recitals.
“Sunnova ABS Transaction Documents” means the “Transaction Documents” entered into in connection with the Sunnova ABS Transaction and listed on Schedule IV; provided, that from and after a Permitted Issuer Refinancing, any reference herein to Sunnova ABS Transaction Documents for the applicable Sunnova ABS Transaction shall be deemed to be a reference to the Refinancing Documents for such Sunnova ABS Transaction.
“Sunnova ABS Transactions” has the meaning set forth in the Recitals.

“Sunnova Class A Member” has the meaning set forth in the Recitals.
“Sunnova Class A Member LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of Sunnova Class A Member, dated as of the Funding Date, by Borrower, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Sunnova Deconsolidation Company” means a Delaware limited liability company, that is indirectly owned by SIH and that owns a 1% interest in Pledgor.
“Tax Equity Investor Member” means each entity that is listed as a “Tax Equity Investor Member” on Schedule III and any of its successors and permitted assigns under the applicable Project Company LLC Agreement (other than, for the avoidance of doubt, any Borrower Entity that acquires any Project Company Class A Membership Interests as permitted pursuant to this Agreement).
“Taxes” means any present or future federal, state, local or foreign taxes, levies, imposts, duties, charges, fees, assessments, deductions or withholdings of any nature (including interest penalties and additions thereto) now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority thereof (and “Tax” and “Taxation” shall be construed accordingly).
“Taxable C Corporation” means a domestic corporation, within the meaning of Section 168(g)(4)(G) of the Code, that (i) is not and does not become a Tax-Exempt Controlled Entity or a Tax-Exempt Entity and (ii) is subject to tax on its income under Section 11 of the Code, whether or not such income is distributed.
“Tax-Exempt Controlled Entity” means a “tax-exempt controlled entity” within the meaning of Section 168(h)(6)(F)(iii) of the Code (other than such an entity that has made a valid election under Section 168(h)(6)(F)(ii) of the Code).
“Tax-Exempt Entity” means a “tax-exempt entity” as defined in Section 168(h)(2) of the Code, incorporating any cross-references in that Section.
“Transaction Documents” means, collectively, the Loan Documents, the Sunnova Class A Member LLC Agreement, the Sunnova ABS HoldCo I LLC Agreement and the Sunnova ABS HoldCo II LLC Agreement.
“U.S. Economic Sanctions” has the meaning set forth in Section 6.17(a).
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Risk Retention Rules” means the credit risk retention requirements applicable to each Sunnova ABS Transaction under Section 941 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Credit Risk Retention Rule (17 C.F.R. Part 246).

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.06(g).
“Withholding Agent” means the Borrower and the Agent.
Section 1.02Accounting Terms and Determinations and Rules of Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Lenders hereunder shall be prepared, in accordance with GAAP as in effect from time to time. Unless the context shall otherwise require, (a) the meanings of defined terms are equally applicable to the singular and plural forms of the defined terms, (b) in any Loan Document, the words “hereof,” “herein,” “hereunder” and similar words refer to such Loan Document as a whole and not to any particular provisions of such Loan Document, (c) any subsection, Section, Article, Annex, Schedule and Exhibit references in any Loan Document are to such Loan Document unless otherwise specified, (d) the term “documents” includes any and all documents, instruments, agreements, certificates, indentures, notices and other writings, however evidenced (including electronically), (e) the term “including” is not limiting and (except to the extent specifically provided otherwise) means “including (without limitation)”, (f) unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each means “to but excluding,” and the word “through” means “to and including”, (g) the words “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person, (h) references to any Person shall be deemed to include its successors and permitted assigns; (i) references to an agreement or other document include references to such agreement or document as amended, restated, reformed, supplemented and/or otherwise modified in accordance with the terms thereof; and (j) with respect to any reference to a Project or Projects or Project Company Documents, such reference shall refer to such Project, documents or agreements that relates to the applicable Project Company.
Article II

THE LOAN
Section 2.01The Borrowing. Each Lender hereby agrees, subject to the terms and conditions of this Agreement, to make a single advance on the Funding Date (such advance, the “Advance”) in Dollars, in the form of a term loan to the Borrower (the “Loan” and, if any portion of such Loan is assigned or transferred, the “Loans”, and all such Loans taken together being the “Borrowing”), in the principal amount set forth beside the Lender’s name on Schedule I or as specified in writing by the Lenders to the Agent and Borrower on the Funding Date (such amount being the Lender’s “Commitment”). The Commitments of the Lenders shall terminate on the first to occur of (x) the Funding Date after giving effect to the funding of the Advance and (y) the date that is thirty (30) days from the date hereof if the Borrower shall have failed to satisfy the conditions precedent set forth in Section 5.01 by such date.
Section 2.02Borrowing Procedure. Subject to the satisfaction of the conditions set forth in Section 5.01, the Advance shall be made available to the Borrower on the Funding Date. The proceeds of the Loans, net of the OID Amount, shall be wired to one or more accounts specified by the Sponsor in a direction letter (which has been received by the Agent and agreed to by the Lenders). Once repaid, none of the Loans or any portion thereof may be re-borrowed.

Section 2.03Promissory Note. The Loan may, if requested by the applicable Lender, be evidenced by one or more promissory notes of the Borrower, in each case substantially in the form of Exhibit A.
Section 2.04Collateral Generally. The Lenders made the Loans to the Borrower subject to the Borrower Entities granting the Agent (for the benefit of the Lenders) a first priority security interest in the Collateral (subject to Permitted Liens), which Collateral shall constitute security and collateral for all of the Obligations as fully evidenced by the Collateral Documents. The Lenders have agreed to enter into this Agreement subject to, among other things, the execution and delivery by the Borrower Entities of the Collateral Documents.
Section 2.05Fees. The Borrowers shall pay to the Agent fees in the amounts and at the times specified in the Agent Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
Article III

PAYMENTS OF PRINCIPAL, INTEREST AND FEES, TAXES; ETC.
Section 3.01Repayment of the Loans. (a) On each Payment Date, Available Cash shall be applied by the Agent in accordance with the Payment Date Certificate as follows:
first, to the Agent, for the payment of fees, expenses and indemnification obligations owing to the Agent under the Loan Documents;
second, to the Lenders, for the payment of accrued but unpaid interest on the Loan;
third, to the Lenders, for the payment of fees and indemnification obligations owing to the Lenders under the Loan Documents;
fourth, all remaining amounts to the Lenders, to pay principal and all accrued and unpaid interest on the Loans until the Principal Amount and the MOIC Amount is paid in full;
fifth, so long as no Event of Default has occurred and is continuing, any remaining amounts, to, or at the direction of, the Borrower.
(a)To the extent the amount of interest accrued on the Loans in respect of any Payment Date is greater than the amount of Available Cash available therefor in accordance with the foregoing, such excess shall be added to the Principal Amount on such Payment Date and interest shall begin to accrue thereon as of such Payment Date. Any such accrued and unpaid interest, to the extent added to the Principal Amount and, for the purpose of determining whether an Event of Default has occurred and is continuing, shall be deemed paid.
(b)Two (2) Business Days prior to each Payment Date, the Borrower shall provide to Agent a duly executed Payment Date Certificate, in the form of Exhibit B, detailing the expected amount of Available Cash with respect to such Payment Date and the amounts payable pursuant to Section 3.01(a).

(c)On the Maturity Date, the Borrower shall repay to the Lenders the Principal Amount and the MOIC Amount, together with all interest accrued thereon and any fees and other amounts due hereunder.
(d)In each Payment Date Certificate, the Borrower shall identify any amounts (i) received into the Agent Account made under a Sunnova ABS Indenture waterfall that do not comprise Collateral (such amounts, “Non-Collateral Cash”), (ii) any Net Refinancing Proceeds, (iii) any Excluded Cash, and (iv) any amounts contemplated by clause (b) of the definition of Available Cash. The Agent shall distribute such amounts to the Borrower as set forth in a Payment Date Certificate, provided that the Borrower shall provide the Agent and Lenders any information or certification reasonably requested to facilitate or validate such identifications or determinations.
Section 3.02Prepayments.
(a)Optional Prepayments. The Borrower may prepay the Loans, in whole or in part, by delivering to the Agent notice at least 10 days’ prior notice (or such shorter period as is acceptable to the Agent in its sole discretion) prior to any such prepayment (the date of such prepayment, the “Prepayment Date”) of the Borrower’s intention to so prepay the Loans. On such Prepayment Date, the Borrower shall prepay to the Agent on behalf of the Lenders, the Principal Amount (together with all interest accrued thereon to such Prepayment Date), the MOIC Amount (if any), and any accrued and unpaid fees and expenses owing to the Lender Parties.
(b)Mandatory Prepayments and Repayment. The Borrower shall in connection with any Permitted Issuer Refinancing, repay the principal amount of the Loan in an amount equal to the Required Principal Repayment together with accrued but unpaid interest thereon to the Repayment Date and the MOIC Amount (if any). The Borrower shall give the Agent at least 10 days’ prior notice of the anticipated date of the consummation of a Permitted Issuer Refinancing and at least two (2) Business Days’ (in each case, or such shorter period as is acceptable to the Agent in its sole discretion) prior notice of the date that the Permitted Issuer Refinancing will be consummated (such date, the “Repayment Date”).
(c)Calculation. The Borrower shall provide a calculation (at the same time is it provides notice in either clause (a) or (b) above) to the Agent of the amount, including any MOIC Amount, due and payable on a Prepayment Date or Redemption Date.
(d)MOIC Amount. Notwithstanding anything herein to the contrary, the MOIC Amount is fully due, earned and payable on the Funding Date, non-creditable thereafter and non-refundable following the payment thereof; provided that the MOIC Amount shall be paid as set forth herein. The parties hereto further acknowledge and agree that the MOIC Amount is not intended to act as a penalty or to punish the Borrower for any such payment, repayment or prepayment or termination. Without limiting the generality of the foregoing and notwithstanding anything to the contrary in this Agreement or any other Loan Document, it is understood and agreed that if the Loans are accelerated as a result of the occurrence and continuance of any Event of Default (including by operation of law or otherwise), the MOIC Amount determined as of the date of acceleration, will also be due and payable and will be treated and deemed as though the applicable Loans were prepaid and/or the Commitments were terminated as of such date and shall constitute part of the Obligations for all purposes herein. The MOIC Amount shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. THE BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE MOIC AMOUNT PAYABLE IN

CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees that (i) the MOIC Amount is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the MOIC Amount shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Lenders and the Borrower giving specific consideration in this transaction for such agreement to pay the MOIC Amount, (iv) the agreement to pay the MOIC Amount is a material inducement to the Lenders to enter into this Agreement and to make (or to permit, as applicable) the Loans and the Commitments hereunder, and (v) the MOIC Amount represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of such occurrence of such Maturity Date, Prepayment Date or Repayment Date.
Section 3.03Interest.
(a)Scheduled Interest. Subject to Sections 3.01 and 3.03(b), the Borrower shall pay interest on the Principal Amount from the Funding Date (without taking into account any netting of the OID Amount occurring on the Funding Date) until the Loan is paid in full, at a rate per annum at all times equal to the Standard Rate, payable (i) from, and to the extent of, Available Cash on each Payment Date and (ii) in full on the Maturity Date.
(b)Default Interest. If an Event of Default occurs and is continuing, all outstanding Obligations shall bear interest at a rate equal to the Default Rate (in lieu of the Standard Rate applicable pursuant to Section 3.03(a)) to the fullest extent permitted by applicable Laws until such defaulted amount shall have been paid in full or such Event of Default shall have been cured or waived (as applicable).
Section 3.04Pro Rata Treatment. Each payment or prepayment of principal of the Loan and each payment of interest on the Loan shall be allocated pro rata among the Lenders in accordance with their respective outstanding Principal Amount of the Loans, including all accrued and unpaid interest that has been added to such Principal Amount pursuant to Section 3.01.
Section 3.05Sharing of Setoffs.
(a)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)the provisions of this Section 3.05(a) shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement, or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to Borrower (as to which the provisions of this Section 3.05(a) shall apply).
(b)The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 3.06Taxes.
(a)Defined Terms. For purposes of this Section 3.06, the term “Law” includes FATCA.
(b)Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.06) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Agent, timely reimburse it for the payment of, any Other Taxes.
(d)Indemnification by Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.06) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable and documented out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.05(e) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan

Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this paragraph (e).
(f)Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(g)Status of Lenders.
(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (g)(ii)(A), (g)(ii)(B) and (g)(ii)(D) of this Section 3.06) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)Without limiting the generality of the foregoing,
(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any

Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;
(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
(D)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
(h)Treatment of Certain Refunds. If any party determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.06 (including by the payment of additional amounts pursuant to this Section 3.06), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.06 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)Survival. Each party’s obligations under this Section 3.06 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Article IV

PAYMENTS ; COMPUTATIONS ; ETC.
Section 4.01Payments. All payments of principal, interest and other amounts to be made by the Borrower to the Agent, on behalf of the Lenders, under this Agreement and any Promissory Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, not later than 2:00 p.m. New York City time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed, in the Agent’s sole discretion, to have been made on the next succeeding Business Day). Except as otherwise provided in this Agreement (including with respect to the Maturity Date), if the due date of any payment under this Agreement or any Promissory Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension. Each such payment shall be made to the Agent at the Agent’s Office.
Section 4.02Computations. All computations of interest shall be made on the basis of a year of three hundred and sixty (360) days, consisting of twelve 30-day months.
Article V

CONDITIONS PRECEDENT TO THE LOAN
Section 5.01Funding Date Conditions Precedent. The obligation of the Lenders to make the Advance hereunder is subject to the satisfaction of the conditions precedent set forth in this Section 5.01.
(a)Good Standing Certificates; Organic Documents. The Agent and Lenders shall have received from the Borrower, in form and substance reasonably satisfactory to the Lenders:
(i)a copy of a good standing certificate for each Borrower Entity and the Risk Retention Holder, dated within twenty (20) days of the Funding Date;
(ii)a certificate, dated as of the Funding Date, from each Borrower Entity and the Risk Retention Holder duly executed and delivered by a Responsible Person of such Person, as to:
(A)the incumbency and signatures of those persons as authorized to act with respect to each Loan Document to which it is a party;
(B)the correctness and completeness of such Person’s Organic Documents and Loan Documents as delivered to the Lender on the Funding Date; and
(C)the attached resolutions of the applicable Person authorizing the Loan Documents to which such Person is a party; and
(D)with respect the Borrower, the matters set forth in Section 6.05.
(b)Documents. The Agent and Lenders shall have received fully executed copies of the Transaction Documents (except with respect to the Agent or any Lender), the Limited Guaranty, each Sunnova ABS Transaction Document and each Project Company Document, and copies of the Organic Documents of each of the Sunnova ABS TopCo Entities, the Sunnova ABS TopCo Subsidiaries and the Sunnova ABS Issuer Entities.
(c)Loan Documents; Collateral Requirements. Each of the Loan Documents (except with respect to the Agent or any Lender) shall (i) have been duly authorized, executed and delivered by the parties thereto, and (ii) be in full force and effect as to each Borrower Entity party thereto. The Agent and Lenders shall have received evidence reasonably satisfactory to Lenders that the Borrower has taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings that may be necessary or, in the opinion of the Lenders, desirable in order to create in favor of Agent a valid and (upon such filing and recording) perfected first priority Lien in the Borrower’s rights, title and interest in and to the Collateral.
(d)No Default, Etc. Both immediately prior to the Advance and also after giving effect thereto: (a) no Default shall have occurred and be continuing; (b) the representations and warranties made by the Borrower Entities in the Transaction Documents to which it is a party shall be true and complete on and as of the Funding Date (or in all respects to the extent such representation or warranty is subject to a “materiality” or “Material Adverse Effect” qualifier) on and as of the Funding Date; and (c) no Sunnova ABS Event of Default, Early Amortization Period or Sequential Interest Amortization Period shall have occurred and be continuing.
(e)No Material Adverse Effect; No Litigation.
(i)No Material Adverse Effect shall have occurred and be continuing.
(ii)There are no actions, suits, investigations or proceedings by or before any Governmental Authority or arbitrator pending or, to the Borrower’s Knowledge, threatened in writing by or against any Borrower Entity related to the transaction contemplated by the Transaction Documents, the Sunnova ABS Transaction Documents or the Project Company Documents that could be reasonably expected to have a Material Adverse Effect.
(f)KYC. The Lender Parties have received all documentation and other information required by regulatory authorities under the applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act, to be delivered to financial institutions in connection with a transaction such as those contemplated by the Loan Documents.
(g)Legal Opinions. The Agent and Lenders shall have received opinions of counsel to the Borrower Entities in relation to the Loan Documents in form and substance acceptable to the Lenders, addressed to the Agent and the Lenders from Baker Botts L.L.P., regarding power, authority, authorization, execution, delivery, enforceability, the creation and perfection of security interests in the Collateral, no conflicts with Organic Documents or with other material contracts binding on the Borrower Entities, no violation of the debt instruments of SEI or the Sponsor, no violation of the Sunnova ABS Indentures and other customary corporate matters and substantive consolidation.
(h)Certificate of the Borrower. Delivery to Lenders of a certificate, dated as of the Funding Date, duly executed by a Responsible Person of the Borrower, in substantially the form of Exhibit C.
(i)Model Delivery. to the Lenders of an excel spreadsheet labeled “2025.01.31 SNVA_ABS_Cashflow_Forecast_2024.1.31_vPOST.xlbs”.
(j)Payment of Lender Fees. The Lenders shall have received, or will receive concurrently with the funding of the Advance, any fees due and payable pursuant to the Lender Fee Letter or hereunder.

(k)Deposit Instructions. Delivery to Lenders of direction letters with each Sunnova ABS Indenture Trustee substantially in the form of Exhibit E, each dated as of the Funding Date and duly executed by the parties thereto.
(l)Solvency Certificate of SIH. Delivery to Lenders of a solvency certificate with respect to SIH, dated as of the Funding Date, duly executed by the chief financial officer of SIH (or by another Responsible Person of SIH satisfactory to the Lenders), in form and substance satisfactory to the Lenders.
Article VI

REPRESENTATIONS AND WARRANTIES
The Borrower hereby represents and warrants as of the Funding Date the following to the Agent and each of the Lenders:
Section 6.01Organization, Powers, Capitalization, Good Standing, Business.
(a)Organization and Powers. Each Borrower Entity is duly organized, validly existing and in good standing under the Laws of its state of formation. Each Borrower Entity has all requisite power and authority to own and operate its properties, to carry on its businesses as now conducted and proposed to be conducted. Each Borrower Entity has all requisite power and authority to enter into each Transaction Document to which it is a party and to perform the terms thereof.
(b)Qualification. Each Borrower Entity is duly qualified and in good standing in each state or territory where necessary to carry on its present businesses and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.
Section 6.02Authorization of Borrowing, etc.
(a)Authority. The Borrower has the power and authority to incur the Indebtedness represented by the Loans and this Agreement.
(b)Enforceability. The execution, delivery and performance by each Borrower Entity of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary limited liability company on behalf of such Person.
(c)No Conflict. The execution, delivery and performance by each Borrower Entity of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate (x) its Organic Documents; (y) any provision of Law applicable to it (except where such violation could not reasonably be expected to cause a Material Adverse Effect); or (z) any order, judgment or decree of any Governmental Authority binding on it or any of its property (except where such violation could not reasonably be expected to cause a Material Adverse Effect); (2) result in a breach of any provision of any Sunnova ABS Transaction Document or any Project Company Document (except where such breach is not material and could not reasonably be expected to cause a Material Adverse Effect); (3) conflict with or result in a breach of, or constitute a default under, or be inconsistent with, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on any Borrower Entity, the Sponsor or any of their Affiliates or any of their properties (except where such breach is not material and could not reasonably be expected to cause a Material Adverse Effect); or (4) result in or require the creation or imposition of any Lien (other than Permitted Liens) upon its assets.
(d)Binding Obligations. Each of the Transaction Documents to which a Borrower Entity is a party constitutes the legally valid and binding obligation of such Person, enforceable against it, in accordance with its respective terms, subject to bankruptcy, insolvency, moratorium, reorganization and other similar Laws affecting creditor’s rights.
Section 6.03Title to Membership Interests.
(a)The Borrower has good and valid legal and beneficial title to all of the Equity Interests in Sunnova Class A Member, free and clear of all Liens other than Permitted Liens. All of the issued and outstanding Equity Interests of Sunnova Class A Member are owned by the Borrower and have been duly authorized and validly issued.
(b)The Sunnova Class A Member has good and valid legal and beneficial title to all of the Class A Membership Interests issued by Sunnova ABS HoldCo I free and clear of all Liens other than Permitted Liens. All of such issued and outstanding Class A Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by the Sunnova Class A Member and were not issued in violation of any preemptive right. There are no voting agreements or other similar agreements with respect to the Class A Membership Interests.
(c)The Risk Retention Holder has good and valid legal and beneficial title to all of the Class B Membership Interests issued by Sunnova ABS HoldCo I, free and clear of all Liens other than Permitted Liens. All of such issued and outstanding Class B Membership Interests have been duly authorized and validly issued and are owned of record and beneficially by the Risk Retention Holder and were not issued in violation of any preemptive right. There are no voting agreements or other similar agreements with respect to the Class B Membership Interests.
(d)The Sunnova Class A Member and the Risk Retention Holder are the only owners of the Equity Interests in Sunnova ABS HoldCo I.
(e)Sunnova Class A Member has good and valid legal and beneficial title to all of the Equity Interests in Sunnova ABS HoldCo II, free and clear of all Liens other than Permitted Liens. All of the issued and outstanding Equity Interests of Sunnova ABS HoldCo II are owned by Sunnova Class A Member and have been duly authorized and validly issued.
(f)Sunnova ABS HoldCo I has good and valid legal and beneficial title to all of the Equity Interests in each Sunnova ABS TopCo I Entity, free and clear of all Liens other than Permitted Liens. All of the issued and outstanding Equity Interests of each Sunnova ABS TopCo I Entity are owned by Sunnova ABS HoldCo I and have been duly authorized and validly issued.
(g)Each Sunnova ABS TopCo I Entity owns directly or indirectly 100% of the Equity Interests in each of its Sunnova ABS TopCo I Subsidiaries, free and clear of all Liens other than Permitted Liens. All such Equity Interests have been duly authorized and validly issued.
(h)Sunnova ABS HoldCo II has good and valid legal and beneficial title to all of the Equity Interests in each Sunnova ABS TopCo II Entity, free and clear of all Liens other than Permitted Liens. All of the issued and outstanding Equity Interests of each Sunnova ABS

TopCo II Entity are owned by Sunnova ABS HoldCo II and have been duly authorized and validly issued.
(i)Each Sunnova ABS TopCo II Entity owns directly or indirectly 100% of the Equity Interests in each of its Sunnova ABS TopCo II Subsidiaries, free and clear of all Liens other than Permitted Liens. All such Equity Interests have been duly authorized and validly issued.
(j)Other than as contained in the Project Company Documents, there are no outstanding options, warrants or rights for conversion into or acquisition, purchase or transfer of any of the Equity Interests of any Borrower Entity, or any agreements or arrangements for the issuance by any Borrower Entity of additional Equity Interests.
Section 6.04Compliance with Laws.
(a)No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (i) the execution, delivery or performance by, or enforcement against, each Borrower Entity of this Agreement or any other Transaction Document to which it is a party, (ii) the grant by each Borrower Entity of the Liens granted by it pursuant to the applicable Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents or (iv) the exercise by the Lender Parties of their rights under the Loan Documents or the remedies in respect of the Collateral pursuant to this Agreement or the Collateral Documents.
(b)Each Borrower Entity has conducted itself in all respects in compliance with all Laws (including consumer finance laws), except as does not constitute or could not reasonably be expected to constitute a Material Adverse Effect, and no Borrower Entity has received written notice from any Governmental Authority of an actual or potential violation of any applicable Laws.
Section 6.05Solvency. The Borrower has not entered into any Loan Document with the actual intent to hinder, delay, or defraud any creditor of any Borrower Entity, the Sponsor or an Affiliate thereof. After giving effect to the issuance of any Loans (and the use of proceeds thereof), the fair saleable value of the Borrower’s assets, taken as a whole, exceeds and will, immediately following the making of any Loans, exceed the Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent obligations. The fair saleable value of the Borrower’s assets, taken as a whole, is and will, immediately following the making of any Loans (and the use of proceeds thereof), be greater than the Borrower’s probable liabilities, including the maximum amount of its contingent obligations on its debts as such debts become absolute and matured. The Borrower’s assets, taken as a whole, do not and, immediately following the making of any Loans (and the use of proceeds thereof and the availability of any cash made available to the Borrower under the Loan Documents) will not, constitute unreasonably small capital to carry out the business of the Borrower as conducted or as proposed to be conducted.
Section 6.06Use of Proceeds and Margin Security; Governmental Regulation.
(a)The Borrower is not engaged principally, or as one of their principal or important activities, in the business of extending credit for the purpose of “buying,” “carrying” or “purchasing” any “margin stock” or “margin security” (each, as applicable, as defined in Regulations T, U or X of the Federal Reserve Board, each as now and from time to time hereafter in effect), and no part of the proceeds of the Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for the purpose of “buying,”

“carrying” or “purchasing” any such margin stock or for any other purpose that entails a violation of the provisions of Regulation T, U or X.
(b)No Borrower Entity is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.
(c)No Borrower Entity is subject to regulation under any federal or state statute or regulation that limits their ability to incur indebtedness for borrowed money.
Section 6.07Transaction Documents and Other Agreements.
(a)Schedule III sets forth a true, correct and complete list of each Project Company Document. True, correct and complete copies of the Project Company Documents have been delivered to the Lenders by the Borrower. All Project Company Documents are in full force and effect as to each Project Company or other Affiliate of the Sponsor party thereto.
(b)Schedule IV sets forth a true, correct and complete list of each Sunnova ABS Transaction Document. True, correct and complete copies of the Sunnova ABS Transaction Documents have been delivered to the Lenders by the Borrower. All Sunnova ABS Transaction Documents are in full force and effect as to each Affiliate of the Sponsor party thereto.
(c)No Borrower Entity has any contingent obligations, undisclosed liabilities, unmatured liabilities, contingent liability or liability for taxes, and which in any such case are material in relation to the business, results of operations, properties, financial condition or prospects of the Borrower Entities.
Section 6.08Defaults. No Default or Event of Default has occurred and is continuing under the Loan Documents. No Sunnova ABS Event of Default, Early Amortization Period or Sequential Interest Amortization Period has occurred and is continuing.
Section 6.09Performance of Agreements. No Borrower Entity is in default in the performance, observance or fulfillment of the Loan Documents to which it is party. To the Knowledge of the Borrower, no other party to any Transaction Document is in default in the performance, observance or fulfillment of the Transaction Documents to which they are a party.
Section 6.10Taxes. All U.S. federal, state or local or foreign Tax returns or reports of each Borrower Entity required to be filed have been timely filed (or any such Person has timely filed for a valid extension and such extension has not expired), and all Taxes, assessments, fees, levies or other governmental charges (including any payments in lieu of Taxes) imposed on or with respect to each Borrower Entity or any Borrower Entity’s properties, assets, income, profits, businesses or franchises which are due and payable have been timely paid, except to the extent the same are being contested in good faith and by proper proceedings and with sufficient reserves in accordance with GAAP and/or except to the extent the effect of the failure to file such Tax returns or reports or to pay such Taxes, assessments, fees, levies or other governmental charges could not reasonably be expected to result in a Material Adverse Effect. There are no Liens for material Taxes (other than Liens for Taxes not yet due and payable) on any assets of any Borrower Entity, no unresolved claim has been asserted with respect to any material Taxes of any Borrower Entity, no waiver or agreement by any Borrower Entity is in force for the extension of time for the assessment or payment of any material Tax, and no request for any such extension or waiver is currently pending. There is no ongoing, pending or, to the Knowledge of the Borrower, threatened audit or investigation by any Governmental Authority of any Borrower Entity with respect to Taxes. The Borrower is not a party to or bound by any tax sharing or similar contract, arrangement or agreement with any Person (including any Affiliate). The

Borrower has not engaged in any “listed transaction” as defined in Treasury Regulation section 1.6011-4 or made any disclosure under Treasury Regulation section 1.6011-4. Other than as a result of a Permitted Corporation Election, each Borrower Entity has been, since the date of its formation, properly treated as an entity disregarded as separate from the Sponsor for U.S. federal income tax purposes (and state and local Tax purposes where applicable).
Section 6.11No Removal Rights. No event has occurred and is continuing which would provide a right of any Tax Equity Investor Member to remove a Project Company Managing Member as the managing member under the applicable Project Company LLC Agreement, except as would not reasonably be expected to have a Material Adverse Effect on the ABS or a Material Adverse Effect.
Section 6.12Employee Benefit Plans. No Borrower Entity, nor any ERISA Affiliate of any Borrower Entity, maintains or contributes to any Employee Benefit Plans or has any liability relating to or any obligation to make contributions to any Employee Benefit Plan or any liability under, or by operation of, Title IV of ERISA, including but not limited to any liability in connection with the termination or reorganization of a “pension plan” (as defined in Section 3(2) of ERISA) or the withdrawal from a Multiemployer Plan. Each Borrower Entity does not have and has never had any employees.
Section 6.13Investments.
(a)Other than the Class A Membership Interests, the Borrower has no direct Equity Interests in any other Person, including any stock, partnership interest or other equity securities of any other Person.
(b)Other than the membership interests in each Sunnova ABS HoldCo Entity, the Sunnova Class A Member does not directly own Equity Interests in any other Person, including any stock, partnership interest or other equity securities of any other Person.
(c)Other than the Equity Interests in each Sunnova ABS TopCo I Entity, Sunnova ABS HoldCo I does not directly own Equity Interests in any other Person, including any stock, partnership interest or other equity securities of any other Person.
(d)Other than the Equity Interests in each Sunnova ABS TopCo II Entity, Sunnova ABS HoldCo II does not directly own Equity Interests in any other Person, including any stock, partnership interest or other equity securities of any other Person.
Section 6.14Broker’s Fee. No broker’s fee or finder’s fee, commission or similar compensation will be payable by the Borrower with respect to the making of the Loans or any of the other transactions contemplated by the Loan Documents.
Section 6.15Full Disclosure.
(a)All written information, including any information contained in any Loan Document (including all schedule, exhibits, annexes and other attachments), documents, reports or other written information pertaining to the Sponsor, the Risk Retention Holder, the Borrower Entities, the Sunnova ABS Transactions (other than third-party reports, general economic and industry information, and any projections (including the Model) or forward-looking statements), together with all written updates of such information from time to time (collectively, the “Information”), that have been furnished by or on behalf of the Borrower to any Lender Party are, as of the date such Information was so furnished as supplemented or updated from time to time (it being understood, without limitation, that the disclosures under the schedules to this Agreement, except where updated in accordance with this Agreement, are furnished as of the

Funding Date) and taken as a whole, true and correct in all material respects and do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not materially misleading in light of the circumstances in which such Information was so furnished as supplemented or updated from time to time.
(b)The projections and forward-looking statements (including the Model), prepared by or as directed by the Borrower that have been made available to any Lender Party have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as and when such projections or forward-looking statements were prepared and as of the Funding Date, it being understood that projections are as to future events and are not to be viewed as facts, projections by their nature are inherently uncertain and are not a guarantee of financial performance, the results reflected in the projections may not be achieved and actual results may differ from projections and such differences may be material.
Section 6.16Security Interests.
(a)Each of the Collateral Documents creates, as security for the Obligations, valid, enforceable, and, upon the filing of documents and instruments in the proper places and the taking of other required actions (including, without limitation, possession), which have been filed or taken on or prior to the Funding Date, perfected first-priority Liens in the Collateral, in favor of Agent, subject to no Liens other than Permitted Liens. All consents and approvals necessary or desirable to create and perfect such Liens have been obtained.
(b)The description of the Collateral set forth in each of the Collateral Documents is true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching, and perfecting the Liens in the Collateral granted or purported to be granted in favor of the Agent.
(c)All filings, registrations, recordings, notices, and other actions that are necessary or required as of the Funding Date to perfect the Agent’s Lien on the Collateral have been made or taken or will be made or taken on the Funding Date.
Section 6.17OFAC; Anti-Money Laundering.
(a)No Borrower Entity nor any of their respective directors, officers, employees or agents is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC sanctions program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”) or any similar Law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC sanctions program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). No Borrower Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)No Borrower Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions, (iii) has not been assessed civil or criminal penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws or U.S. Economic Sanctions.
(c)No Borrower Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable Law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, or (iii) has not been assessed civil or criminal penalties under any Anti-Corruption Laws.
(d)Each Borrower Entity has implemented and maintains policies and procedures designed to promote and achieve compliance by such Borrower Entity with all U.S. Economic Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws.
Section 6.18Litigation.
No action, litigation, suit, proceeding or investigation before or by any court, arbitrator or other Governmental Authority is pending or, to any Borrower Entity’s Knowledge, threatened in writing by or against any Borrower Entity, except as could not reasonably be expected to have a Material Adverse Effect.
Section 6.19Insurance. Each Sunnova ABS Issuer Entity is in compliance with the requirements to maintain insurance under the applicable Sunnova ABS Transaction Documents. Each Project Company is in compliance with the requirements to maintain insurance under the applicable Project Company Documents.
Section 6.20Risk Retention Rules. None of the execution and delivery of the Loan Documents, the performance thereunder gives rise to a violation of U.S. Risk Retention Rules.
Section 6.21Debt. No Borrower Entity has any Indebtedness, except Indebtedness under the Loan Documents, the Sunnova ABS Transaction Documents or the Project Company Documents.
Section 6.22Liens. No Lien exists on any asset of the Borrower Entities, except for Permitted Liens.
Article VII

AFFIRMATIVE COVENANTS
The Borrower covenants and agrees with each Lender and Agent that, until the Debt Termination Date, the Borrower will, and will cause each other Borrower Entity, to:

Section 7.01Reporting. Deliver to Agent (for distribution to the Lenders):
(a)all of the reports and notices required to be delivered to any Sunnova ABS Indenture Trustee or to any parties in similar roles pursuant to any Permitted Issuer Refinancing no later than ten (10) Business Days after such reports are provided to such parties;
(b)the following financial reports:
(i)within one hundred eighty (180) days after the close of each applicable fiscal year, (x) audited financial statements of SEI and are subjected to the audit procedures performed in conjunction with the audit of SEI (it being acknowledged that such requirement with respect to SEI may be satisfied by the filing of the appropriate report on Form 10-K with the SEC) and (y) commencing with the fiscal year ending December 31, 2024, unaudited financial statements of the Borrower, all prepared in accordance with GAAP consistently applied. Such audited financial statements shall be accompanied by (A) a report of such accountants on such financial statements which states that such financial statements present fairly in all material respects the financial position and results of operations of SEI and its consolidated subsidiaries for the period covered by such financial statements, and (B) a certification executed by a Responsible Person of the Borrower as described in Section 7.01(b)(iii);
(ii)within sixty (60) days after the end of the first, second and third quarterly accounting periods of its fiscal year (commencing with the fiscal quarter ending March 31, 2025), unaudited quarterly financial statements of SEI as of the last day of such quarterly period and the related statements of income, cash flow, and shareholders’ or members’ equity (as applicable) for such quarterly period (it being acknowledged that such requirement with respect to SEI may be satisfied by the filing of the appropriate report on Form 10-Q with the SEC) all prepared in accordance with GAAP consistently applied (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosures). Such unaudited financial statements shall be accompanied by a certification executed by a Responsible Person of the Borrower as described in Section 7.01(b)(iii);
(iii)along with any financial statements delivered pursuant to Section 7.01(b), a certificate signed by a Responsible Person of the Borrower, certifying, in its capacity as a Responsible Person of the Borrower and not individually, that (i) such Responsible Person has made a review of the transactions and financial condition of such Person during the relevant fiscal period and that such review has not disclosed the existence of any event or condition which constitutes a payment Default or other material non-payment Default, or if any such event or condition existed or exists, the nature thereof and the corrective actions that such Person has taken or proposes to take with respect thereto, (ii) such Person is in compliance with all applicable material provisions of each Transaction Document to which such Person is a party or, if such is not the case, stating the nature of such non-compliance and the corrective actions which such Person has taken or proposes to take with respect thereto, (iii) such financial statements are true and correct in all material respects with respect to SEI and (iv) as relevant, all information required pursuant to the Collateral Documents regarding perfection of Collateral (which shall be included in such certificate) or confirming that there has been no change in such information since the last prior date on which such information was provided;
(c)within twenty-five (25) days of the end of each calendar quarter, summary reports, substantially in the form of Exhibit D;
(d)annually within one hundred eighty (180) days of the end of each fiscal year commencing with fiscal year ending on December 31, 2025, an update to the Model taking into account actual performance of the Borrower Entities to date;

(e)as soon as practicable upon reasonable request from the Agent (but no earlier than sixty (60) days from the date of such request), such reports, statements, lists of property, accounts, budgets, forecasts (including updates to the Model) and other information concerning any Borrower Entity;
(f)any proposed amendment, supplement, modification or waiver to, or assignment or transfer in respect of, the Organic Documents of a Borrower Entity at least five (5) Business Days prior to entry thereto;
(g)all “Quarterly Transaction Reports”, “Voluntary Prepayment Transaction Manager Reports”, “Monthly Servicer Reports” and “Voluntary Prepayment Servicer Reports” (or like terms) delivered to any Sunnova ABS Indenture Trustee or to any parties in similar roles pursuant to any Permitted Issuer Refinancing promptly after such reports are provided to such parties, together with all supporting information attached thereto; and
(h)upon request, but not more than once per quarter, such additional information reasonably requested regarding the performance of loans and leases for each requested Sunnova ABS Transaction and Project Company.
Section 7.02Notices. Promptly, upon any Borrower Entity acquiring notice or giving notice (or as otherwise specified below), as the case may be, or obtaining Knowledge thereof, give notice (with copies of any underlying notices, papers, files or related documentation) to Agent, accompanied by a statement of a Responsible Person setting forth details of the occurrence referred to therein and stating what action (if any) the applicable Borrower Entity proposes to take with respect thereto, of:
(a)any litigation pending or, to any Borrower Entity’s Knowledge, threatened in writing involving claims against any Borrower Entity, which if adversely determined could result in any injunctive, declaratory or other equitable relief, such notice to include, if requested in writing by a Lender, copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;
(b)any dispute or disputes for which written notice has been received by any Borrower Entity which may exist between any Borrower Entity and any Governmental Authority, and which involve injunctive or declaratory relief;
(c)any cancellation, suspension or material change in the terms, coverage or amounts of any insurance (or any notification to a Borrower Entity by an insurance provider with respect to any of the foregoing);
(d)any proceeding or legislation by any Governmental Authority to expropriate, condemn, confiscate, nationalize or otherwise acquire compulsorily any Borrower Entity, all or any portion of the Collateral, or all or any material portion of any Borrower Entity’s business or assets (whether or not constituting an Event of Default);
(e)(i) within ten (10) days after the occurrence of a Reportable Event, as defined in Section 4043 of ERISA and the corresponding regulations (which shall not include any Reportable Event for which the PBGC has waived notice), with respect to any Employee Benefit Plan; (ii) promptly, but in no event later than fifteen (15) days, after the complete or partial withdrawal of a Borrower Entity or any ERISA Affiliate from a Multiemployer Plan; (iii) promptly, but in no event later than five days, after a Borrower Entity has Knowledge that the PBGC has instituted any proceedings to terminate any Employee Benefit Plan or Multiemployer Plan or has taken action to appoint a trustee of any Employee Benefit Plan under Section 4042 of ERISA; (iv) promptly, but in no event later than ten (10) days, after the occurrence of any event which could give rise to a Lien in favor of the IRS or the PBGC under any Employee Benefit Plan; (v) promptly, but in no event later than thirty (30) days, after the Borrower has Knowledge that a Multiemployer Plan is in “critical” or “endangered” status within the meaning of Section 305 of ERISA, is insolvent or intends to terminate an Employee Benefit Plan under Section 4041A of ERISA and (vi) promptly, but in no event later than ten (10) days prior to the date the Borrower shall apply (or after any Borrower Entity has Knowledge that any ERISA Affiliate has applied) for a minimum funding waiver under Section 412 of the Code with respect to an Employee Benefit Plan, a description thereof and copies of documents and materials related thereto;
(f)as soon as practicable, and in any event, within ten (10) Business Days after the Borrower shall have obtained Knowledge thereof, the occurrence of a Default, a statement of the Borrower setting forth the details of each such Default and the action which the Borrower proposes to take or is taking with respect thereto;
(g)as soon as practicable, upon the occurrence of any or all of the following: (i) the occurrence of a “Servicer Termination Event”, “Manager Termination Event” or “Transaction Manager Termination Event” (or like terms) under any Servicing Document, (ii) (x) any Servicer Entity having resigned, having been terminated or having been removed under a Servicing Document, (y) the authority or power of a Servicer Entity under a Servicing Document having been transferred to or held by any “Backup”, “Successor”, “Replacement” or “Transition” (or like term) servicer, manager or transaction manager under a Servicing Document or (iii) any “Backup”, “Successor”, “Replacement” or “Transition” (or like term) servicer, manager or transaction manager under a Servicing Document having been “engaged” (or like term) under a Servicing Document; and
(h)as soon as practicable, the occurrence or existence of a Sunnova ABS Event of Default, Early Amortization Period or Sequential Interest Amortization Period.
Section 7.03Existence, Compliance with Laws, Etc.
(a)Preserve and maintain its legal existence and all of its rights, privileges, licenses and franchises necessary for the conduct of its business and for the performance of its obligations hereunder and under the Transaction Documents to which it is a party;
(b)comply in all material respects with the requirements of all laws, rules, regulations and orders of governmental or regulatory authorities applicable to it or any of its properties;
(c)pay and discharge all Taxes, assessments, levies or governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, levy or charge the payment of which is being contested in good faith and by proper proceedings, so long as (i) reserves to the extent required by GAAP have been established in an amount sufficient to pay any such taxes, assessments or other charges, accrued interest thereon and potential penalties or other costs relating thereto, or other adequate provision for the payment thereof shall have been made and maintained at all times during such contest, (ii) enforcement of the contested tax, assessment or other charge is effectively stayed for the entire duration of such contest and (iii) any tax, assessment or other charge determined to be due, together with any interest or penalties thereon, is promptly paid after resolution of such contest;
(d)other than property disposed of in accordance with Section 8.04, maintain good, legal and valid title to all of its other material properties and assets, in each case free and clear of all Liens other than Permitted Liens; and

(e)generally, keep all property useful and necessary in its business in all material respects in good working order and condition, ordinary wear and tear excepted;
Section 7.04Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, each Borrower Entities’ obligations under the Transaction Documents and all of such Borrower Entities’ other obligations of whatever nature and howsoever arising, except with respect to a Sunnova ABS Transaction Document or Project Company Document being reasonably contested in good faith, provided non-payment of such obligation if resolved adversely could not reasonably be expected to result in a Material Adverse Effect on the ABS or a Material Adverse Effect.
Section 7.05Tax Diligence. During the Permitted Corporation Decision Period, provide the Lenders and the Agent with the information reasonably requested by the Lenders or the Agent relating to (a) the present and projected tax attributes of the affiliated group (as defined in Section 1504(a)(1) of the Code) of which the Borrower or Sunnova Class A Member would be a member if it made a Permitted Corporation Consolidated Election and (b) the tax attributes of the Borrower or Sunnova Class A Member if it made a Permitted Corporation Deconsolidated Election.
Section 7.06Maintenance of Insurance.
(a)Cause to be procured and maintained by each applicable Sunnova ABS Issuer Entity (or such other party responsible for maintaining insurance on behalf of each applicable Sunnova ABS Issuer Entity), the types and amounts of insurance required to be maintained by each applicable Sunnova ABS Issuer Entity in accordance with the applicable Sunnova ABS Transaction Documents.
(b)Cause to be procured and maintained by each applicable Project Company (or such other party responsible for maintaining insurance on behalf of each applicable Project Company), the types and amounts of insurance required to be maintained by each applicable Project Company in accordance with the applicable Project Company Documents.
Section 7.07Use of Proceeds. Use the proceeds of the Loan solely as specified in the funds flow memorandum.
Section 7.08Books and Records; Inspection. Maintain, or cause to be maintained, adequate books, accounts and records with respect to the Borrower Entities, in each case in accordance with GAAP. With reasonable prior notice, permit, and cause each Borrower Entity to permit, any representatives and consultants of the Lender Parties, during the applicable Borrower Entity’s normal business hours, to examine on-site all the books of account, records, reports and other papers of the Borrower Entities and the Sponsor, to make copies and extracts therefrom, and the Borrower further agrees to discuss the Borrower Entities’ and Sponsor’s affairs, finances and accounts with the officers, employees, independent certified public accountants and other consultants of such Lender Parties, all at such reasonable times and at the Borrower’s expense; provided that, except during the continuation of an Event of Default, such examinations occurring at the Borrower’s expense may occur no more frequently than one time per calendar year and such inspections shall not otherwise be limited.
Section 7.09PATRIOT Act; KYC. Cooperate with the Lender Parties in connection with any reporting requirements required by regulatory authorities under the applicable “know your customer” and Anti-Money Laundering Laws, including the PATRIOT Act, in connection with the Loan Documents.

Section 7.10Involuntary Bankruptcy. In any involuntary bankruptcy of a Borrower Entity, (x) cause, and cause the Borrower Entities to, do all things reasonably requested by the Agent (acting on the instructions of the Required Lenders) to assist the Agent in obtaining such relief as the Agent shall seek, and shall in all events vote as directed by the Agent (acting on the instructions of the Required Lenders) and (y) without limitation of the foregoing, cause, and cause the Borrower Entities to, do all things reasonably requested by the Agent (acting on the instructions of the Required Lenders) to support any motion for relief from stay or plan of reorganization proposed or supported by the Agent (acting on the instructions of the Required Lenders).
Section 7.11Distributions. Cause the Borrower Entities to make distributions to their respective parent entities on each Payment Date to the extent necessary to ensure that funds have been transferred to the Agent Account in accordance with Section 3.01.
Section 7.12Meetings. At the request of the Agent or any Lender hold a telephonic meeting with the Lenders in order to discuss the performance of the Borrower Entities and the Sunnova ABS Transactions; provided that, so long as no Default or Event of Default has occurred and is continuing under the Loan Documents, and no Sunnova ABS Event of Default, Early Amortization Period or Sequential Interest Amortization Period has occurred and is continuing, then such telephonic meeting will not be made more than once per calendar quarter.
Section 7.13Further Assurances. Upon the request of a Lender, execute and deliver all documents as shall be necessary or that the Required Lenders shall reasonably request in connection with the rights and remedies of Agent and the Lenders under the Loan Documents, and perform, such other reasonable acts as may be necessary to carry out the obligations under and uphold the rights of the parties to the Loan Documents.
Section 7.14Additional Sunnova Entity. In the event that after the date of this Agreement a Sunnova ABS Issuer Entity, Project Company or Sunnova ABS Depositor is not subject to a Sunnova ABS Transaction whose terms restricted the (x) grant of security over its Equity Interests or assets and/or (y) providing a guarantee under this Agreement, such entity shall be deemed an Additional Sunnova Entity and within 30 days of such event shall execute and deliver an Additional Sunnova Entity Pledge, Security and Guarantee Agreement.
Section 7.15Permitted Corporation Election
(a)If the Borrower is so instructed in writing by the Required Lenders during the Permitted Corporation Decision Period, the Borrower shall make or cause to be made a Permitted Corporation Election with respect to the Borrower or the Sunnova Class A Member, as applicable, retroactive to the date of (or in the Borrower’s sole discretion within two days prior to the date of) this Agreement.
(b)If the Borrower is so instructed in writing by the Required Lenders during the Permitted Corporation Decision Period and the Borrower or the Sunnova Class A Member has or will contemporaneously make the election described under Section 7.15(a), the Borrower shall ensure the Sponsor shall make or cause to be made a Permitted Corporation Election with respect to Sunnova Deconsolidation Company retroactive to the effective date of (or in Borrower’s sole discretion within two days prior to the effective date of) the election made pursuant to Section 7.15(a).
(c)If both (i) the Borrower is not instructed to make a Permitted Corporation Election with respect to the Borrower or the Sunnova Class A Member prior to 11:59 PM New York time on the last day of Permitted Corporation Decision Period and (ii) the Borrower is not provided a representation from the Lenders that none of the Lenders is a Disqualified Person, the

Borrower shall be permitted to make a Permitted Corporation Election with respect to the Borrower or the Sunnova Class A Member retroactive to the date of (or in the Borrower’s sole discretion within two days prior to the date of) this Agreement.
Section 7.16Borrower Entity Independent Director. Upon the request of the Required Lenders, enter in good faith negotiations to replace an “Independent Director” of a Borrower Entity with another “Independent Director” that is acceptable to the Lenders and the Borrower (acting reasonably).
Article VIII

NEGATIVE COVENANTS
The Borrower covenants and agrees with each Lender that, until the Debt Termination Date, (i) the Borrower will and (ii) in the case of Sections Section 8.01, Section 8.02, Section 8.03, Section 8.04, Section 8.06, Section 8.07, Section 8.08, and Section 8.10 through Section 8.15 , the Borrower will cause each other Borrower Entity to:
Section 8.01Debt. Not create, incur, assume or suffer to exist any Indebtedness on itself or any Subsidiary, except any:
(a)Indebtedness under the Loan Documents;
(b)Indebtedness by a Sunnova ABS Issuer Entity existing under the Sunnova ABS Transaction Documents;
(c)Indebtedness by a Project Company existing under the Sunnova ABS Transaction Documents and the Project Company Documents; and
(d)Indebtedness by a Sunnova ABS Issuer Entity existing under Refinancing Documents.
Section 8.02No Liens. Not create, incur, assume or suffer to exist any Lien upon any asset of the Borrower Entities or any Subsidiary thereof, whether now owned or hereafter acquired, except for Permitted Liens.
Section 8.03Modification of Documents.
(a)Not, without the prior consent of the Required Lenders (which consent shall not be unreasonably withheld and may be provided by electronic mail), consent to or permit any modification, alteration, supplement, replacement, termination or waiver of any of the provisions of any of its Organic Documents or the Organic Documents of any of its Subsidiaries (excluding Project Companies). Not, without the prior consent of the Required Lenders (which consent shall not be unreasonably withheld and may be provided by electronic mail) consent to or permit any modification, alteration, supplement, replacement, termination or waiver of any of the provisions of any of its Organic Documents or the Organic Documents that are not expressly contemplated in the ordinary course of business of such Project Company and that otherwise could not have a Material Adverse Effect on the ABS or a Material Adverse Effect.
(b)Not, without the prior consent of the Required Lenders (which consent shall not be unreasonably withheld and may be provided by electronic mail), consent to or permit any material modification, alteration, supplement, replacement, termination or waiver of any

Servicing Document, or waive any material breach under, or material breach of, any Servicing Document.
Section 8.04Prohibition of Fundamental Changes and Asset Sales. Unless otherwise permitted hereunder, not, nor permit any Subsidiary to, (w) enter into any transaction of merger or consolidation or amalgamation, or liquidate (or undertake any transaction that may be deemed to be a liquidation for tax purposes), wind-up or dissolve itself (or suffer any liquidation or dissolution), or adopt a plan to effect any of the foregoing, (x) sell, assign, transfer or dispose of any material assets, (y) acquire any material assets other than (i) as permitted and contemplated under the Sunnova ABS Transaction Documents, the Project Company Documents or (ii) Permitted Investments or (z) enter into any material contracts other than (i) the Transaction Documents to which it is a party or (ii) contracts required by the Sunnova ABS Transaction Documents or the Project Company Documents and only so long as the entering into such contracts could not have a Material Adverse Effect on the ABS or a Material Adverse Effect.
Section 8.05Restricted Payments. Except as otherwise provided in 0, not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its interests now or hereafter outstanding, return any capital to its partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or issue or sell any additional interests. Notwithstanding anything to the contrary contained herein, Excluded Cash may be distributed to the Pledgor.
Section 8.06Investments in Other Persons. Not make or hold any Investment in any Person, except Permitted Investments.
Section 8.07Investments other than Permitted Investments. Not, nor permit any Subsidiary to, except as contemplated or permitted by the Transaction Documents, (i) cause to be formed, any Subsidiaries (not already existing as of the Funding Date), (ii) enter into any joint venture, partnership or other operating or strategic alliance with any other Person, or (iii) guarantee, endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations or property of any other Person.
Section 8.08Change in Nature of Business. Not, nor permit any Subsidiary to make any material change in the nature of its business as carried out on at the date hereof.
Section 8.09Transactions with Affiliates. Except for any agreement that exists as of the Funding Date that is disclosed on Schedule III or Schedule IV or in connection with any Permitted Issuer Refinancing, not make or cause any payment to, or sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into or make, replace, terminate or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, the Sponsor or its Affiliates or any of the Affiliates of the Borrower and each of their respective members and principals.
Section 8.10OFAC; Anti-Terrorism Law; Anti Money Laundering.
(a)Not (i) become (including by virtue of being owned or controlled by a Blocked Person), or own or control, a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (ii) directly or indirectly have any investment in or engage in any dealing or transaction with any such Person or (iii) engage in any activity that would subject the Borrower to sanctions under CISADA or any similar Law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

(b)Not (i) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the U.S. Economic Sanctions; or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any U.S. Economic Sanctions (and the Borrower shall deliver to the Lenders any certification or other evidence requested from time to time by a Lender in its reasonable discretion, confirming such Persons’ compliance with this Section).
(c)Not cause or permit any of the funds that are used to repay the Loan to be derived from any unlawful activity with the result that the making of the Loan would be in violation of law applicable to any Borrower Entity.
Section 8.11Bankruptcy, Receivers, Similar Matters. Not, (i) apply for, consent to, or aid, solicit, support, or otherwise act, cooperate or collude to cause the appointment of or taking possession by, a receiver, trustee or other custodian for all or a substantial part of its assets, (ii) file a petition for, consent to the filing of a petition for, or aid, solicit, support, or otherwise act, cooperate or collude to cause the filing of a petition for an involuntary bankruptcy, (iii) in any involuntary bankruptcy of any Borrower Entity (x) consent to the entry of any order, file any motion, or support any motion (irrespective of the subject of the motion), or (y) file or support any plan of reorganization.
Section 8.12ERISA.
(a)No ERISA Plans. Not establish any Employee Benefit Plan, Multiemployer Plan or Plan, or commence making contributions to (or become obligated to make contributions to) any Employee Benefit Plan, Multiemployer Plan or Plan.
(b)Compliance with ERISA. Not engage in any non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code; provided that if the Borrower is in default of this covenant under this subsection (b), the Borrower shall be deemed not to be in default if such default results solely because (x) any portion of the Loans have been, or will be, funded with plan assets of any Plan and (y) the purchase or holding of such portion of the Loans by such Plan constitutes a non-exempt prohibited transaction under section 406 of ERISA or section 4975 of the Code or a violation of applicable similar Law.
(c)Employees. Not hire or maintain any employees.
Section 8.13Disputes. Not agree, authorize or otherwise consent to any proposed settlement, resolution or compromise of any litigation, arbitration or other dispute with any Person, without the prior authorization of the Required Lenders if such proposed settlement, resolution or compromise could reasonably be expected to result in a Material Adverse Effect. For purposes of this Section 8.13, if the Required Lenders do not provide written confirmation that they are withholding consent or authorization within fifteen (15) Business Days of receiving the Borrower’s written request for approval, the Required Lenders will be deemed to have approved such request.
Section 8.14Anti-Terrorism. Not use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any individual or entity, to fund any activities of or business with any individual or entity, or in any country or territory, that, at the time of such funding, is the subject of U.S. Economic Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Agent, or otherwise) of U.S. Economic Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

Section 8.15Margin Loan Regulations. Not directly or indirectly apply any part of the proceeds of the Loan, any cash equity contributions received by the Borrower or other funds or revenues to the “buying,” “carrying” or “purchasing” of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.
Section 8.16Accounts. Not maintain, establish or use any deposit, securities or other similar account or permit any other Borrower Entity to maintain, establish or use any deposit, securities or other similar account other than such accounts as are requested to be established by the Agent.
Section 8.17Financial Changes.
(a)Other than a Permitted Corporation Election, not elect that any Borrower Entity be treated as a corporation for Tax purposes;
(b)Not make any material changes in the accounting methods or policies of any Borrower Entity (other than as required by GAAP); and
(c)Not replace the accountants or auditor of any of the Borrower Entities unless such replacement is an independent accounting firm.
Article IX

EVENTS OF DEFAULT
Section 9.01Events of Default. The occurrence or existence and continuation of one or more of the following events or circumstances shall constitute an Event of Default (each, an “Event of Default”):
(a)(i) default shall be made in (x) the application of Available Cash on any Payment Date in the manner provided in Section 3.01 and such failure continues for two (2) Business Days, or (y) the payment of the Principal Amount, any unpaid MOIC Amount or any accrued interest thereon on the Maturity Date or (ii) the making any other payments required hereunder or under the other Loan Documents and such failure continues for five (5) Business Days;
(b)any representation, warranty or certification made herein or in any Loan Document by the Borrower or any other Borrower Entity shall at any time prove to have been incorrect when made; provided that, any such inaccuracy shall not give rise to an Event of Default hereunder if to the extent that the conditions causing such misrepresentation or breach are capable of being remedied, the Person remedies such conditions within thirty (30) days after such Person becoming aware or receiving notice of such untrue, false or misleading representation or warranty; or
(c)(i) the Borrower shall default in the performance of any of its obligations under Sections 7.01 (other than 7.01(e)), Section 7.02 (other than Section 7.01(e), Section 7.05 or Section 7.08, Section 7.11 or Article VIII; or (ii) any Borrower Entity shall default in the performance of any of its other obligations in this Agreement or any other Loan Document (other than any default described in Section 9.01(a)), and such default shall continue unremedied for a period of thirty (30) or more days following (x) the Borrower becoming aware thereof, or (y) notice thereof to the Borrower by the Agent; or

(d)any Borrower Entity shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditor’s rights generally, seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding or shall be adjudicated bankrupt or shall make a general assignment for the benefit of creditors or shall consent to, or acquiesce in, the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business; or
(e)involuntary proceedings or an involuntary petition shall be commenced or filed against any Borrower Entity under any bankruptcy, insolvency or similar law seeking the dissolution or reorganization of such Borrower Entity or the appointment of a receiver, trustee, custodian or liquidator for such Borrower Entity or of a substantial part of the property, assets or business of such Borrower Entity, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Borrower Entity, and such proceeding or petition shall not be dismissed, or such writ, order, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy, as the case may be; or
(f)any Borrower Entity shall be terminated, dissolved, wound-up or liquidated (as a matter of law or otherwise); or
(g)final judgments for the payment of money aggregating in excess of $1,000,000 more than the amount, if any, of such judgments covered by insurance shall be entered against any Borrower Entity and such judgments shall remain unpaid, unvacated, unbonded or unstayed for thirty (30) consecutive days after the date on which payment of such amount shall be due; or
(h)any Borrower Entity shall default for a period beyond any applicable grace period (i) in the payment of any principal, interest or other amount due under any agreement or instrument involving Indebtedness (other than the Indebtedness hereunder), (ii) in the observance or performance of any other agreement or condition relating to such Indebtedness or contained in any agreement or instrument evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit any holder of such Indebtedness (or a trustee or agent of such holder or beneficiary) to cause, such Indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise), provided that no Event of Default shall exist under this Section until all applicable grace periods in the underlying agreement or instrument have expired, or (iii) any such Indebtedness shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or
(i)the Borrower establishes any Employee Benefit Plan or Multiemployer Plan, or commences making contributions to (or becomes obligated to make contributions to) any Employee Benefit Plan or Multiemployer Plan; or
(j)a Change of Control shall have occurred; or

(k)(i) any Loan Document, or any Lien granted hereunder or thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower in any material respect; (ii), the Borrower shall, directly or indirectly, contest in writing such effectiveness, validity, binding nature or enforceability; or (iii) the Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral (other than an immaterial portion thereof); or
(l)(i) any “Servicer” or a “Manager” or “Transaction Manager” under a Servicing Document (a “Servicer Entity”) shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditor’s rights generally, seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding or shall be adjudicated bankrupt or shall make a general assignment for the benefit of creditors or shall consent to, or acquiesce in, the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business; or (ii) involuntary proceedings or an involuntary petition shall be commenced or filed against any Servicer Entity under any bankruptcy, insolvency or similar law seeking the dissolution or reorganization of such Servicer Entity or the appointment of a receiver, trustee, custodian or liquidator for such Servicer Entity or of a substantial part of the property, assets or business of such Servicer Entity, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Servicer Entity; provided that, in each case of clause (i) and (ii), such proceeding or petition shall not give rise to an Event of Default hereunder so long as (A) the Servicer Entities continue to perform in accordance with the respective “Servicing Standard”, “Management Standard” or “Transaction Management Standard” (or like terms), as applicable, as set forth in each applicable Servicing Document, (B) the Servicer Entities (x) continue to operate on a going concern basis, (y) continue to consult with and report to the Lenders as to the status of their restructuring initiatives and operations and (z) undertake best efforts to reasonably address any comments or concerns raised by the Lenders with respect to such restructuring initiatives and operations and (C) such proceeding or petition is dismissed, or such writ, order, judgment, warrant of attachment, execution or similar process is released, vacated or discharged within thirty (30) days after commencement, filing or levy, as the case may be, with such period to be automatically extended for successive 30-day periods in each case so long as the Servicer Entities continue to satisfy and comply with the preceding clauses (A) and (B); or
(m)(i) any Servicer Entity shall have resigned, been terminated or been removed under a Servicing Document, (ii) the authority or power of a Servicer Entity under a Servicing Document shall have been transferred to or held by any “Backup”, “Successor”, “Replacement” or “Transition” (or like terms) servicer, manager or transaction manager under a Servicing Document or (iii) any “Backup”, “Successor”, “Replacement” or “Transition” (or like terms) servicer, manager or transaction manager under a Servicing Document has been “engaged” (or like term) under a Servicing Document.
Section 9.02Remedies Upon Event of Default. Upon the occurrence and during the continuance of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Agent shall, at the request of the Required Lenders, take any or all of the following actions, at the same or different times: (i) terminate any outstanding Commitments, and thereupon any such outstanding Commitments shall terminate immediately; (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including the MOIC Amount), shall become due and payable immediately, in each case, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any Event of Default described in Section 9.01(d) and (e) above, any outstanding Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of any Event of Default, in addition to the exercise of remedies set forth above, the Agent shall be entitled to exercise the rights and remedies available to it under and in accordance with the provisions of the other Loan Documents to which it is a party or any applicable Law.
Article X

SEPARATENESS
Section 10.01Separateness. The Borrower acknowledges that the Lender Parties are entering into this Agreement in reliance upon the Borrower’s identity as a legal entity that is separate from any other Person. Therefore, from and after the date hereof, the Borrower shall take all reasonable steps to maintain the Borrower’s identity as separate legal entity from each other Person and to make it manifest to third parties that the Borrower is a separate legal entity. Without limiting the generality of the foregoing, the Borrower agrees that it shall not:
(a)fail to hold all of its assets in its own name;
(b)commingle its assets with the assets of any of its members, Affiliates, principals or any other Person except as contemplated by the Loan Documents;
(c)fail to maintain books, records and agreements as official records and separate from those of the members, principals and Affiliates or any other Person;
(d)fail to maintain its bank accounts separate from the members, principals and Affiliates of any other Person;
(e)except for the Loan Documents and as otherwise expressly permitted by the Loan Documents, enter into any contract or agreement with any other Affiliate, or any of its members, principals or Affiliates, except with the consent of the Required Lenders and upon terms and conditions that are intrinsically fair, commercially reasonable and on terms no less favorable to the Borrower than those that would be available on an arms-length basis with third parties other than any Affiliate of the Borrower or any of their respective members, principals or Affiliates;
(f)fail to promptly correct any Known or suspected misunderstanding regarding its separate identity;
(g)guarantee or become obligated, or hold itself as responsible, for the debts of any other Person, except as contemplated by the Loan Documents;
(h)hold out its credit as being available to satisfy the obligations of any other Person;

(i)make any loans or advances to any third party, including any member, principal or Affiliate of the Borrower, or any member, principal or Affiliate thereof, except as contemplated by the Loan Documents;
(j)pledge its assets for the benefit of any other Person except as contemplated under the Loan Documents;
(k)identify itself or hold itself out as a division of any other Person or conduct any business in another name;
(l)acquire obligations or securities of its members, shareholders of other Affiliates, as applicable;
(m)fail to keep minutes of the actions of the member of the Borrower and observe all limited liability company and other organizational formalities;
(n)fail to cause its members, managers, directors, officers, agents and other representatives to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower; or
(o)fail to pay its own liabilities and expenses only out of its own funds, except as contemplated by the Loan Documents.
Article XI

MISCELLANEOUS
Section 11.01Waiver; Course of Dealing. No failure on the part of any Lender Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or any Promissory Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or any Promissory Note preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 11.04 below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
Section 11.02Notices. All notices, requests and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing delivered to the intended recipient at the “Address for Notices” for such party specified on Schedule II); or, as to any party, at such other address as shall be designated by such party in a notice to each other party hereto. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
Section 11.03Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Borrower shall reimburse the Lender Parties for the reasonable and documented out-of-pocket legal fees incurred by them in connection with the negotiation and execution and delivery of the Loan Documents, subject to engagement of a single legal counsel for the Agent and a single legal counsel for the Lenders and, if applicable one local legal counsel for the Agent and one local legal counsel for the Lenders. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Lender Parties actually incurred in connection with any amendment or modification of the Loan Documents, subject to engagement of a single legal counsel for the Agent and a single legal counsel for the Lenders and, if applicable one local legal counsel for the Agent and one local legal counsel for the Lenders. The Borrower agrees to pay on demand all out-of-pocket costs and expenses of the Lender Parties actually incurred in connection with the exercise or enforcement or protection of their rights against the Borrower in connection with the Loan Documents, whether in any dispute, action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, or otherwise, and all out-of-pocket costs and expenses of the Lenders with respect to any negotiations arising out of any Event of Default, subject to engagement of a single legal counsel for the Agent and a single legal counsel for the Lenders and, if applicable one local legal counsel for the Agent and one local legal counsel for the Lenders.
(b)Indemnification by the Borrower. The Borrower shall indemnify the Lender Parties and each Related Party of the Lender Parties (in their respective capacities as such) and its respective successors and assigns (each such Person in such capacities being an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all actual losses, claims, damages, liabilities, costs and expenses (including the reasonable fees, charges and disbursements of counsel for any Indemnitee (as well as reasonably necessary specialty counsel and one local counsel in each relevant jurisdiction)), incurred by any Indemnitee or asserted against any Indemnitee by any Person arising out of, in connection with or as a result of the (i) execution, performance or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.06), (ii) any Loan or the use or proposed use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or any of the Borrower’s members or creditors, and regardless of whether any Indemnitee is a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated, in all cases, whether or not caused by or arising, in whole or in part, out of comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from (A) the gross negligence or willful misconduct of such Indemnitee in any capacity, or (B) any dispute solely among or between Indemnitees that is unrelated to the transactions contemplated hereby. This Section 11.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities, costs and expenses arising from any non-Tax claim.
(c)Damage Waiver. To the fullest extent permitted by applicable Law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument entered into pursuant hereto or thereto, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(d)Payments Due. All amounts due under this Section 11.03 shall be payable no later than ten (10) Business Days after demand therefor.
Section 11.04Amendments, Waivers, Etc.
(a)Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Required Lenders and the Agent; provided, however, that no such agreement shall (i) decrease the Principal Amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly adversely affected thereby; (ii) decrease or extend the date for payment of any fees of any Lender without the prior written consent of such Lender; (iii) amend or modify the pro rata or sharing requirements of Sections 3.04 and 3.05 or the provisions of this Section 11.04; or (iv) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender.
(b)No amendment, waiver or consent that affects the rights, duties, privileges, protections, indemnities immunities and benefits of the Agent under this Agreement or any other Loan Document shall be effective without the prior written consent of the Agent (acting in its sole discretion).
(c)The Agent (acting at the direction of the Required Lenders) and the Borrower may amend any Loan Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party to such Loan Document.
(d)Each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.
Section 11.05Successors and Assigns.
(a)Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower or the Lender Parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
(b)Subject to the notice requirement in Section 11.05(i), each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided, however, that (i) the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to each Lender) shall be in an integral multiple of, and not less than, $100,000 (or, if less, the entire remaining amount of such Lender’s Loans); (ii) the parties to each assignment shall (A) execute and deliver an Assignment and Acceptance acceptable to the Agent via an electronic settlement system or (B) if previously agreed with the Agent, manually execute and deliver an Assignment and Acceptance; (iii) the prospective assignee, if it shall not already be a Lender, shall deliver to Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws), information necessary to satisfy the Agent’s “know your customer” requirements and all applicable tax forms, including any such forms reasonably requested by the Borrower or the Agent and (iv) the assigning Lender shall pay to the Agent a processing fee of $3,500. Upon acceptance and recording pursuant to Section 11.05(d), from and after the effective date specified in each Assignment and Acceptance, (I) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (II) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.06 and 11.03, as well as to any fees accrued for its account and not yet paid).
(c)By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Loans, without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in the preceding clause (i), such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower, Sponsor or any applicable Sunnova ABS Issuer Entity or the performance or observance by the Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized and with the requisite power to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the reports delivered pursuant to Sections 7.01(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon such assigning Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.
(d)Upon its receipt of (i) a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, (ii) an Administrative Questionnaire completed in respect of such assignee (unless such assignee shall already be a Lender hereunder), (iii) any applicable tax forms, including any such forms reasonably requested by the Borrower, and (iv) the processing fee contemplated by Section 11.05(b), then the Agent shall (A) accept such Assignment and Acceptance and (B) record the information contained therein in the Register. No assignment shall be effective unless and until it has been recorded in the Register as provided in this clause (d) and Section 11.06.

(e)Each Lender may without the consent of the Borrower sell participations to one or more banks or other Persons (other than, in the event a Permitted Corporation Election was not made with respect to either the Borrower or the Sunnova Class A Member, a Disqualified Person, a natural person or the Borrower) in all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the participating banks or other Persons shall be entitled to the benefit of Sections 3.04 and 3.06 to the same extent as if they were Lenders; and (iv) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and such Lender shall retain the sole right to instruct Agent to enforce the obligations of the Borrower relating to the Loans, and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest). The Borrower agrees that each participating bank or other Person shall be entitled to the benefits of Section 3.06 (subject to the requirements and limitations therein, including the requirements under Section 3.06(g) (it being understood that the documentation required under Section 3.06(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.05(b); provided that such participating bank or other Person shall not be entitled to receive any greater payment under Section 3.06, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in Law that occurs after the such participating bank or other Person acquired the applicable participation. To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 11.12 as though it were a Lender; provided such participating bank or other Person agrees to be subject to Section 3.05 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(f)Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.05, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 11.10.

(g)Any Lender may at any time assign or pledge all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.
(h)The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of Agent and each Lender, and any attempted assignment without such consent shall be null and void.
(i)If any Lender seeks to assign all or a portion of its interests, rights and obligations under this Agreement pursuant to Section 11.05(b) to a Person that is an Eligible Assignee solely pursuant to clause (iv) of the definition thereof and such sale shall be consummated as the result of a competitive bid or other similar auction process, then such Lender will give five (5) Business Days’ prior written notice of such proposed sale to the Borrower and such Lender shall allow the Borrower and its Affiliates to participate in the bidding process for the acquisition of the portion of the Loans such Lender is seeking to assign. This Section 11.05(i) shall not apply to sales of participation interests in Loans by a Lender or to assignments to any Person that is an Eligible Assignee pursuant to clauses (i)-(iii) of the definition thereof.
Section 11.06Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at its address referred to on Schedule II hereto a register (the “Register”) for the recordation of the names and addresses of the Lenders, and the principal amounts (and stated interest) owing, to each Lender pursuant to the terms hereof from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Agent and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. Upon any assignment or transfer of all or part of a Loan evidenced by a Promissory Note, the Borrower shall cooperate with the applicable Lender and assignee to (i) if so requested by the assignee, promptly issue one or more new Promissory Notes in the same aggregate principal amount (including all accrued and unpaid interest that has been added to such principal amount pursuant to Section 3.01) to the designated assignee(s), and (ii) cause the old Promissory Notes to be returned to the Borrower marked “canceled.” The Agent shall have no duty or obligation to take any action with respect to a Promissory Note. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
Section 11.07Survival. The obligations of the Borrower under Sections Section 3.06, Section 11.03, Section 11.10, Section 11.12, Section 11.16, Section 11.17, and Section 11.18 shall survive the repayment of the Loans. In addition, all representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof such representations and warranties have been or will be relied upon by the Lender Parties, regardless of any investigation made by any Lender or on their behalf (except to the extent that any Lender Party may have had notice or Knowledge of any Default at the time of the extension of the Loans hereunder), and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
Section 11.08Headings. The table of contents and captions and Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
Section 11.09Counterpart; Effectiveness

(a)This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Delivery of an executed counterpart of a signature page to this Agreement by email in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(c)This Agreement shall become effective when it shall have been executed by the Agent, each Lender and the Borrower.
Section 11.10Confidentiality. The parties hereto shall hold all non-public information in respect of or obtained pursuant to or in connection with the transactions herein contemplated, this Agreement or any other Loan Document confidential, but may make disclosure, as applicable, (a) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person, its Affiliates or its Related Parties (including any self-regulatory authority), (c) to the extent that such information becomes publicly available other than by reason of disclosure in breach of this Section 11.10 and (d) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; provided in all cases that a party may disclose such information to its Affiliates, Related Parties, potential and actual lenders or participants and investors, independent auditors and other experts or agents who are informed of the confidential nature of such information and such party will be liable hereunder for any disclosure any of the foregoing persons make except to the extent permitted in the aforementioned clauses (a), (b), (c) and (d). Notwithstanding anything herein to the contrary, each party hereto (and its respective Affiliates, Related Parties, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States Federal income tax treatment and United States Federal income tax structure of any transaction contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such United States Federal income tax treatment and United States Federal income tax structure, other than any information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws. Neither the Borrower Entities and their Affiliates, on the one hand, or the Lender Parties and their respective Affiliates, on the other, shall make any press releases or public statements (any such Person making such press release or public statements, the “Announcing Party”) that reference this Agreement or any other Loan Document (or the transactions contemplated hereby and thereby), without affording the Lender Parties or the Borrower Entities, as applicable, the opportunity to review and comment on such materials (any such Person reviewing such press release or public statements, the “Reviewing Party”). Each Announcing Party acknowledges and agrees that the Reviewing Party shall have the right to require the

Announcing Party to delete any such references to this Agreement or any other Loan Document (or the transactions contemplated hereby and thereby), and each Announcing Party hereby agrees to comply with any such requirement by the Reviewing Party.
Section 11.11No Waiver; Cumulative Remedies. No failure by the any Lender Party to exercise, and no delay by any Lender Party in exercising, any right, remedy, power or privilege hereunder or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Section 11.12Right to Setoff. Upon (i) the occurrence and during the continuance of an Event of Default, (ii) an exercise of remedies under any Loan Document and/or (iii) amounts becoming due and payable pursuant to Section 9.02, Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations at any time owing by any Lender Party to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender Party, irrespective of whether or not such Lender Party shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured. The rights of the Lender Parties under this Section 11.12 are in addition to other rights and remedies (including other rights of setoff) that the Lender Parties may have. Agent agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 11.13Severability. If any provision of this Agreement or any other Loan Document is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 11.14USA PATRIOT Act Notice. The Lender Parties hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 10756 (signed into law October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender Parties to identify the Borrower in accordance with the PATRIOT Act.
Section 11.15[Reserved]
Section 11.16Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND PERFORMED IN NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE

COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF (COLLECTIVELY, “NEW YORK COURTS”), IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS IN THE COURTS OF ANY JURISDICTION, EXCEPT THAT THE BORROWER AGREES THAT (I) IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN NEW YORK COURTS (IT BEING ACKNOWLEDGED AND AGREED BY THE PARTIES HERETO THAT ANY OTHER FORUM WOULD BE INCONVENIENT AND INAPPROPRIATE IN VIEW OF THE FACT THAT EACH LENDER IS MAKING ITS RESPECTIVE LOAN FROM ITS OFFICE IN THE STATE OF NEW YORK), AND (II) IN ANY SUCH ACTION OR PROCEEDING BROUGHT AGAINST THE BORROWER IN ANY OTHER COURT, IT WILL NOT ASSERT ANY CROSS CLAIM, COUNTERCLAIM OR SETOFF, OR SEEK ANY OTHER AFFIRMATIVE RELIEF, EXCEPT TO THE EXTENT THAT THE FAILURE TO ASSERT THE SAME WILL PRECLUDE THE BORROWER FROM ASSERTING OR SEEKING THE SAME IN THE NEW YORK COURTS.
(c)WAIVER OF VENUE. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
Section 11.17Debt Agreement. Each party hereto hereby acknowledges and agrees that all Loans made hereunder and under the Promissory Notes, and any other Indebtedness under any other Loan Document, shall be treated as debt, that each party hereto shall file any federal, state and local income tax returns on a basis consistent with that treatment, and that each party hereto will assert the correctness of that treatment, and each party will not adopt any treatment that is contrary to or inconsistent with that treatment, in all dealings with the Internal Revenue Service.

Section 11.18WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE LOANS OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
Section 11.19ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO
Section 11.20LIMITATIONS ON RECOURSE
(a)Notwithstanding any other provision of this Agreement, the Loan Documents and, the Transaction Documents, the Project Company Documents, or the Sunnova ABS Transaction Documents, the obligations of each Borrower Entity to make any payments under the Loan Documents shall be recourse solely to a claim against such Borrower Entity and the Collateral pledged under the Loan Documents and no Lender Party will have any recourse to the Sponsor or its Affiliates (other than the Borrower Entities) or any recourse against any of the directors, officers, employees, representative or agent of the Sponsor, any Borrower Entity or any other Affiliates of the Sponsor. On enforcement of the Loan Documents, after realization of the Collateral, including liquidation of any contingent claims that are included in the Collateral, and distribution of all proceeds the Collateral, including the proceeds of any such contingent claims, in accordance with the Loan Documents, the Agent shall have no claim against the Sponsor or any of Subsidiaries (other than the Borrower Entities).
(b)The parties hereto hereby further acknowledge and agree that each Borrower Entities’ obligations under the Loan Document are solely the corporate obligations of such Borrower Entity, and that no party shall have any recourse against any of the directors, officers or employees of such Borrower Entity for any claims, losses, damages, liabilities, indemnities or other obligations whatsoever in connection with any transactions contemplated by the Loan Documents and the Transaction Documents.
(c)On enforcement of the Loan Documents, after realization of the Collateral, including liquidation of any contingent claims that are included in the Collateral, and distribution of all proceeds of the Collateral, including the proceeds of any such contingent claims, in accordance with the Loan Documents, none of the parties hereto or to any other Loan Document may take any further steps against the Borrower Entities or against any shareholder, director, officer, employee, representative or agent of such Borrower Entity in respect of such obligations. No party hereto will, and agrees that it will not, until the expiry of two (2) years and one (1) day after the payment of all sums outstanding and owing under the Loan Documents, take any corporate action or other steps or legal proceedings for the winding-up, dissolution, bankruptcy, liquidation, arrangement, insolvency, composition or re-organization or like proceedings or for the appointment of a receiver, administrator, administrative receiver, trustee, liquidator, sequestrator or similar officer of Borrower or any other Borrower Entity, or against any of the revenues and assets such Borrower Entity.
Section 11.21Erroneous Payment
(a)If the Agent (x) notifies a Lender, or any Person who has received funds on behalf of a Lender (any such Lender or other recipient, a “Payment Recipient”) that the Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Agent) received by such Payment Recipient from the Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Agent, pending its return or repayment as contemplated below in this Section 11.21 and held in trust for the benefit of the Agent and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Agent may, in its sole discretion, specify in writing), return to the Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it (or a Payment Recipient on its behalf) receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Agent pursuant to this Section 11.21(b). For the avoidance of doubt, the failure to deliver a notice to the Agent pursuant to this Section 11.21(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.21(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender hereby authorizes the Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by the Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Agent has demanded to be returned under immediately preceding clause (a).

(d)The parties hereto agree that (x) irrespective of whether the Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender) under the Facility Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other party; provided that this Section 11.21 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, the immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrower for the purpose of making such Erroneous Payment.
(e)Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, in no event shall the occurrence of an Erroneous Payment (or the existence of any Erroneous Payment Subrogation Rights or other rights of the Agent in respect of an Erroneous Payment) result in the Agent becoming, or being deemed to be, a Lender hereunder or the holder of any Loans hereunder.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 11.21 shall survive the resignation or replacement of the Agent any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Article XII

AGENT
Section 12.01Appointment and Authority.
(a)Each of the Lenders hereby irrevocably appoints Wilmington Trust, National Association to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Agent shall take action pursuant to the written direction of the Required Lenders or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents.
(b)It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

Section 12.02Collateral Agent. The Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (in its capacity as a Lender) hereby irrevocably appoints and authorizes the Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Agent pursuant to Section 12.06 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Agent, shall be entitled to the benefits of all provisions of this Article XII and Article XI (including Section 11.03(b), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
Section 12.03Rights as a Lender. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or its Affiliates as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.
Section 12.04Exculpatory Provisions. (a) The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. The permissive rights of the Agent to do things enumerated in this Agreement shall not be construed as a duty and, with respect to such permissive rights, the Agent shall not be answerable for other than its gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy Law, provided, further, that the Agent shall not be required to take any action hereunder or under any other Loan Document unless it shall first be indemnified to its satisfaction against any and all liability and expense that may be incurred by reason of taking or omitting to take any such action;
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity;
(iv)shall not be responsible for the preparation or filing of any UCC financing statement, continuation statement, termination statement or amendment thereto or for the correctness of any financing statement, continuation statement, termination statement or amendment thereto filed in connection with this Agreement or any other Loan Document;
(v)shall not be required to expend, advance or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder;
(vi)shall not be liable for any failure or delay in the performance of its obligations under this Agreement or any other Loan Document because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, fire, riot, strikes or work stoppages for any reason, embargo, government action, including any laws, ordinances, regulations or the like which restrict or prohibit the providing of the services contemplated by this Agreement or any other Loan Document, inability to obtain material, equipment, or communications or computer facilities, or the failure of equipment or interruption of communications or computer facilities, malware or ransomware attack, disease, epidemic or pandemic, quarantine, national emergency, utility failure, and other causes beyond its control whether or not of the same class or kind as specifically named above;
(vii)shall have no liability for any action taken, or errors in judgment made, in good faith by it or any of its officers, employees or agents, unless it shall have been negligent in ascertaining the pertinent facts;
(viii)shall have no duty or obligation to monitor, enforce or determine compliance with EU Risk Retention Rules or U.S. Risk Retention Rules relating to the Borrower, the Pledgor, the Risk Retention Holder or the Sunnova ABS Transactions; and
(ix)shall have no duty or obligation to invest funds held in the Agent Account at any time and shall have no liability for interest thereon.
(b)Neither the Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. Any such action taken or failure to act pursuant to the direction of the Required Lenders shall be binding on all Lenders. The Agent shall be deemed not to have Knowledge of any Default unless and until notice describing such Default is given in writing to the Agent by the Borrower or a Lender, and such notice references this Agreement and states that it is a notice of Default.
(c)Neither the Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate (including any Payment Date Certificate), report or other document delivered hereunder or thereunder or in connection herewith or therewith or to verify any calculations or amounts set forth therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the value, validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, the Collateral or any other agreement, instrument or document, or (vi) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(d)Prior to acting hereunder or under any other Loan Document, the Agent shall be entitled to request, receive and rely upon such certificates and opinions as it may reasonably determine appropriate with respect to the satisfaction of any specified circumstances or conditions precedent related to such action and shall incur no liability and shall be fully protected in acting or refraining from acting in accordance with such certificate and/or opinions.
(e)Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement or any other Loan Document, to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent, it is understood that in all cases the Agent shall be fully justified in failing or refusing to take any such action if it shall not have received written instruction, advice or concurrence from the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in any other Loan Document) in respect of such action.
Section 12.05Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any resolution, opinion, report, direction, consent, order, judgment, decree, notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of any Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of any Loan. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 12.06Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article XII shall apply to any such sub agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
Section 12.07Resignation of Agent; Merger or Consolidation.
(a)The Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), unless an Event of Default shall have occurred and is continuing, in which case the consent of the Borrower shall not be required, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation

(or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed (and whether or not the Borrower has provided such consent), such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)With effect from the Resignation Effective Date (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and shall deliver, at the sole cost and expense of the Borrower, any collateral security held by the Agent on behalf of the Lenders under any of the Loan Documents to the Lenders at the address specified on Schedule II or as otherwise specified by the Lenders to the Agent in writing and (2) except for any indemnity payments or other amounts then owed to the retiring Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Agent (other than any rights to indemnity payments or other amounts owed to the retiring Agent as of the Resignation Effective Date), and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article XII and Sections 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.
(c)Any corporation or association into which the Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Agent is a party, will be and become the successor the Agent under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
Section 12.08Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 12.09Agent May File Proofs of Claim (a) In case of the pendency of any proceeding under any bankruptcy Law or any other judicial proceeding relative to the Borrower, the Agent (irrespective of whether the principal of the Loans shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agent and their respective agents and counsel and all other amounts due the Lenders and the Agent under Section 11.03) allowed in such judicial proceeding; and
(ii)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(iii)any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Lenders, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under Sections 11.03.
(b)Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 12.10Collateral Matters
(a)Without limiting the provisions of Section 12.09, each of the Lenders irrevocably authorize the Agent to release any Lien on any property granted to or held by the Agent under any Loan Document (i) upon termination of the Commitments and payment in full of all Obligations, (ii) that is sold or otherwise disposed of, or to be sold or otherwise disposed of, as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.04, if approved, authorized or ratified in writing by the Required Lenders. Upon request by the Agent at any time, the Required Lenders will confirm in writing the Agent’s authority to release its interest in particular types or items of property. In each case as specified in this Section 12.09(b), the Agent will, at the Borrower’s expense, execute and deliver to the Borrower such documents as the Borrower may reasonably request to evidence the release of such item of Collateral from the security interest granted under the Borrower Pledge and Security Agreement in accordance with the terms of the Loan Documents and this Section 12.09(b).
(b)The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral or the perfection of any Lien thereon.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Agreement to be duly executed and delivered as of the day and year first above written.
SUNNOVA SOLSTICE BORROWER, LLC
as Borrower
By:     /s/ Eric Williams .
Name: Eric Williams
Title: Chief Financial Officer

KKR CREDIT ADVISERS (US) LLC,
on behalf of certain funds and accounts managed or advised by it and its affiliates, as Lender

By: /s/ Avi Korn .
Name: Avi Korn
Title: Authorized Signatory

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Agent
By: /s/ Jeffery Rose .
Name: Jeffery Rose
Title: Vice President

SCHEDULE I

LENDERS & COMMITMENT
On file with the Agent.

SCHEDULE II
ADDRESSES FOR NOTICES
On file with the Agent.

SCHEDULE III
PROJECT COMPANY DOCUMENTS AND INFORMATION
On file with the Agent.

SCHEDULE IV
SUNNOVA ABS TRANSACTION DOCUMENTS AND INFORMATION
On file with the Agent.

EXHIBIT A

FORM OF PROMISSORY NOTE

Up to $[____]     Dated: [____________], 20__
FOR VALUE RECEIVED, the undersigned, SUNNOVA SOLSTICE BORROWER, LLC, a Delaware limited liability company (the “Borrower”), HEREBY PROMISES TO PAY TO [____], a [____] or its permitted transferee (the “Lender”) on the Maturity Date the remaining unpaid principal amount of the Advance owed to the Lender by the Borrower, pursuant to that certain Term Loan Agreement, dated as of March 2, 2025, (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) by and among the Borrower, the Lenders party thereto and Wilmington Trust, National Association, as agent (in such capacity, and together with its successors and permitted assigns, the “Agent”). Terms defined in the Loan Agreement, unless otherwise defined herein, are used herein as therein defined.
The Borrower promises to pay interest on the unpaid principal amount of the Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Loan Agreement.
Both principal and interest are payable in lawful money of the United States of America to [___], as the Lender, at the office and account of the Lender as specified in the Loan Agreement in same day or immediately available funds. The Advance owing to the Lender by the Borrower, the capitalization of interest and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.
This Promissory Note is a “Promissory Note” referred to in, and is entitled to the benefits of, the Loan Agreement. The Loan Agreement, among other things, provides for the making of an Advance in the principal amount of $185,000,000.00 by Lender to the Borrower. The Loan Agreement, among other things, (a) provides for, the indebtedness of the Borrower resulting from the Advance being evidenced by this Promissory Note, (b) contains provisions for the capitalization of interest into the principal amount of the Advance, and (c) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the Maturity Date upon the terms and conditions therein specified.
Any assignment of any Loan, whether or not evidenced by a Promissory Note, shall be effective only upon assignment in accordance with the terms of the Loan Agreement and appropriate entries with respect thereto being made in the Register.
[SIGNATURES APPEAR ON FOLLOWING PAGE]

SUNNOVA SOLSTICE BORROWER, LLC

By: _______________________________
Name: Eric Williams
Title: Executive Vice President and Chief Financial Officer

PAYMENTS OF PRINCIPAL

Date	Amount of Principal Paid or Prepaid or Amount of Interest Capitalized	Unpaid Principal Balance	Notation Made By

EXHIBIT B

FORM OF PAYMENT DATE CERTIFICATE

On file with the Agent.

EXHIBIT C
FORM OF CLOSING CERTIFICATE

On file with the Agent.

EXHIBIT D
FORM OF QUARTERLY REPORT

On file with the Agent.

EXHIBIT E
FORM OF SUNNOVA ABS INDENTURE TRUSTEE DIRECTION LETTER

On file with the Agent.

EXHIBIT F-1
FORM OF PLEDGOR PLEDGE AGREEMENT

On file with the Agent.

EXHIBIT F-2
FORM OF PLEDGE, SECURITY AND GUARANTY AGREEMENT I

On file with the Agent.

EXHIBIT F-3
FORM OF PLEDGE, SECURITY AND GUARANTY AGREEMENT II

On file with the Agent.

EXHIBIT F-4
FORM OF NEGATIVE PLEDGE

On file with the Agent.

EXHIBIT G

FORM OF ASSIGNMENT AND ACCEPTANCE

On file with the Agent.